SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to § 240.14a-12

PCTEL, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Tuesday, June 14, 2016 4:30 p.m.

To Our Stockholders:

The 2016 annual meeting of stockholders of PCTEL, Inc., a Delaware corporation, will be held on Tuesday, June 14, 2016 at 4:30 p.m. local time at Millennium Broadway Hotel, 145 West 44th Street, New York, New York 10036 for the following purposes:

1.	The election of the two Class II director nominees named in the proxy statement to serve as directors for three-year terms that will expire at the 2019 annual meeting of stockholders;

2.	A non-binding advisory vote to approve the Company’s named executive officer compensation;

3.	The ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016; and

4.	The transaction of such other business as may properly come before the meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the proxy statement accompanying this notice. Only stockholders of record at the close of business on April 20, 2016 are entitled to notice of and to vote at the meeting.

Pursuant to the rules promulgated by the Securities and Exchange Commission, we have elected to provide access to our proxy materials over the Internet. Accordingly, we will mail, on or about May 4, 2016, a Notice of Internet Availability of Proxy Materials to our stockholders of record and beneficial owners at the close of business on April 20, 2016. On the date of mailing of the Notice of Internet Availability of Proxy Materials, all stockholders and beneficial owners will have the ability to access all of the proxy materials on a website referred to in the Notice of Internet Availability of Proxy Materials. These proxy materials will be available free of charge.

Your participation in the annual meeting is important. You can vote by telephone, Internet or, if you request that proxy materials be mailed to you, by completing and signing the proxy card enclosed with those materials and returning it in the envelope provided. If you wish to attend the meeting in person, you must bring evidence of your ownership as of April 20, 2016, or a valid proxy showing that you are representing a shareholder.

All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to deliver your proxy by telephone or the Internet or to mark, sign, date and return the proxy card as promptly as possible. Any stockholder attending the meeting may vote in person, even if he or she has previously returned a proxy.

Sincerely,

MARTIN H. SINGER
Chief Executive Officer and Chairman of the Board of Directors

Bloomingdale, IL

May 4, 2016

YOUR VOTE IS IMPORTANT.

PLEASE SUBMIT YOUR PROXY AS PROMPTLY AS POSSIBLE BY FOLLOWING THE INSTRUCTIONS LOCATED ON THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS OR THE PROXY CARD.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on June 14, 2016: The Proxy Statement and Annual Report to Stockholders for the fiscal year ended December 31, 2015 are available electronically free of charge at http://www.proxyvote.com.

PCTEL, INC.

471 Brighton Drive

Bloomingdale, Illinois 60108

PROXY STATEMENT FOR THE 2016 ANNUAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION

The Board of Directors of PCTEL, Inc. is soliciting proxies for the 2016 annual meeting of stockholders. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. Please read it carefully.

Our Board of Directors has set April 20, 2016 as the record date for the meeting. Stockholders of record at the close of business on April 20, 2016 are entitled to vote at and attend the meeting, with each share entitled to one vote. There were 17,264,586 shares of our common stock outstanding on the record date. On the record date, the closing price of our common stock on the NASDAQ Select Global Market was $4.65 per share.

This proxy statement is made available on or about May 4, 2016 to stockholders entitled to vote at the meeting.

In this proxy statement:

•	“We,” “Company” and “PCTEL” each means PCTEL, Inc.

•	If you hold shares in “street name,” it means that your shares are held in an account at a brokerage firm, bank, broker dealer or other similar organization and record ownership is not in your name.

•	“SEC” means the Securities and Exchange Commission.

•	“Beneficial ownership” of stock is defined under various SEC rules in different ways for different purposes, but it generally means that, although you (or the person or entity in question) do not hold the shares of record in your name, you do have investment or voting control, and/or an economic or “pecuniary” interest, in the shares through an agreement, relationship or the like.

QUESTIONS AND ANSWERS

Q:	When and where is the stockholder meeting?

A:	Our annual meeting of stockholders is being held on Tuesday, June 14, 2016 at 4:30 p.m. local time at Millennium Broadway Hotel, located at 145 West 44th Street, New York, New York 10036.

Q:	Why did I receive a “Notice Regarding the Availability of Proxy Materials”?

A:	We are furnishing proxy materials to our stockholders primarily via the Internet, instead of mailing printed copies of those materials to each stockholder. By doing so, we save costs and reduce the environmental impact of our annual meeting. On or about May 4, 2016, we mailed a Notice Regarding the Availability of Proxy Materials (the “Notice of Availability”) to certain of our stockholders. The Notice of Availability contains instructions on how to access our proxy materials and vote online or how to vote in person or by mail. The Notice of Availability also contains a control number that you will need to vote your shares.

Q:	How do I request paper copies of the proxy materials?

A:	You may request, free of charge, paper copies of the proxy materials for the annual meeting by following the instructions listed on the Notice of Availability. In addition, we will provide you, free of charge, a copy of our Annual Report on Form 10-K, upon written request sent to PCTEL, Inc., 471 Brighton Drive, Bloomingdale, Illinois 60108, Attention: John W. Schoen, Corporate Secretary.

Q:	What information is included in this proxy statement?

A:	This proxy statement describes issues on which we would like you, as a stockholder, to vote. It also gives you information on these issues so that you can make an informed decision. This proxy statement also outlines the means by which you can vote your shares.

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Q:	How do proxies work?

A:	The Board is requesting your proxy. Giving your proxy means that you authorize the persons named as proxies therein (Martin H. Singer and John W. Schoen) to vote your shares at the annual meeting in the manner you specify in your proxy (or to exercise their discretion as described herein). If you hold your shares as a record holder and submit a proxy but do not specify how to vote on a proposal, the persons named as proxies will vote your shares in accordance with the Board’s recommendations. The Board has recommended that stockholders vote FOR the election of each of the director nominees listed in Proposal #1, FOR the non-binding, advisory vote to approve our named executive officer compensation in Proposal #2; and FOR ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016 in Proposal #3. Giving your proxy also means that you authorize the persons named as proxies to vote on any other matter properly presented at the annual meeting in such manner as they determine. We are not aware of any other matters to be presented at the annual meeting as of the date of this proxy statement.

Q:	What is the difference between holding shares as a beneficial owner in street name and as a stockholder of record?

A:	If your shares are held in street name through a broker, bank, trustee or other nominee, you are considered the beneficial owner of shares held in street name. As the beneficial owner, you have the right to direct your broker, bank, trustee or other nominee how to vote your shares.

If your shares are registered directly in your name, you are considered to be a stockholder of record with respect to those shares. As a stockholder of record, you have the right to grant your voting proxy directly to the Company or to a third party, or to vote in person at the annual meeting.

Q:	What am I voting on?

A:	You are being asked to vote on the following proposals:

•	The election of the two Class II director nominees named in this proxy statement to serve as directors for three-year terms that will expire at the 2019 annual meeting of stockholders (Proposal #1);

•	A non-binding advisory vote to approve the Company’s named executive officer compensation (Proposal #2); and

•	The ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016 (Proposal #3).

Q:	How do I vote?

A:	If you are a stockholder of record, you may vote by proxy or in person at the annual meeting. If you received a paper copy of the proxy materials by mail, you may vote your shares by proxy by doing any one of the following: (1) by voting online at the Internet site address listed on your proxy card; (2) calling the toll-free number listed on your proxy card; or (3) mailing your signed and dated proxy card in the self-addressed envelope provided. If you received only the Notice of Availability by mail, you may vote your shares online at the Internet site address listed on your Notice of Availability or in person at the annual meeting. You may also request a paper copy of our proxy materials by following the procedures outlined above or in the Notice of Availability. Even if you plan to attend the annual meeting, we recommend that you vote by proxy prior to the annual meeting. You can always change your vote as described below.

If you hold your shares in street name, you should follow the voting instructions provided to you by the organization that holds your shares. If you hold your shares in street name and plan to attend the annual meeting and vote in person, you must bring a legal proxy from the stockholder of record indicating that you were the beneficial owner of the shares on the record date in order to vote in person.

Q:	What does it mean if I receive more than one Notice of Availability or set of proxy materials?

A:	You may receive more than one Notice of Availability or more than one paper copy of the proxy materials, depending on how you hold your shares. For example, if you hold your shares in more than one brokerage account, you may receive a separate Notice of Availability or a separate set of proxy materials for each brokerage account in which you hold your shares. To vote all of your shares by proxy, you must vote at the Internet site address listed on the Notice of Availability or your proxy card, call the toll-free number listed on your proxy card, or sign, date and return each proxy card that you receive.

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Q:	What if I change my mind after I return my proxy?

A:	You may revoke your proxy (that is, cancel it) and change your vote at any time prior to the voting at the annual meeting by providing written notice to our Corporate Secretary at the following address: 471 Brighton Drive, Bloomingdale, Illinois 60108, Attention: John W. Schoen, Corporate Secretary.

You may also do this by:

•	Signing and returning another proxy card with a later date;

•	Voting in person at the meeting; or

•	Voting via the Internet or by telephone on a date after the date on your proxy (your latest proxy is counted).

Q:	What is a “broker non-vote”?

A:	Under the rules that govern brokers who have record ownership of shares that are held in “street name” for their clients (who are the beneficial owners of the shares), brokers have the discretion to vote such shares on routine matters (such as the ratification of the appointment of our independent registered public accounting firm, Proposal #3), but not on non-routine matters (such as the election of directors (Proposal #1) and the non-binding advisory vote to approve the Company’s named executive officer compensation (Proposal #2)) without specific instructions from their clients. The vote with respect to any non-routine matter is referred to as a “broker non-vote.” Thus, because the proposals to be acted upon at the meeting consist of both routine and non-routine matters, the broker may turn in a proxy card for uninstructed shares that vote FOR the routine matter, but expressly states that the broker is NOT voting on the non-routine matters. A broker non-vote may also occur with respect to routine matters if the broker expressly instructs on the proxy card that it is not voting on a certain matter.

Q:	How are broker non-votes counted?

A:	Broker non-votes are counted for the purpose of determining the presence or absence of a quorum, but are not counted for determining the number of votes cast for or against a proposal, whether such proposal is a routine or non-routine matter.

Q:	Will my shares be voted if I do not submit a proxy?

A:	Stockholders of record — If you are a stockholder of record and you do not cast your vote, no votes will be cast on your behalf on any of the items of business at the annual meeting.

Beneficial owners — If you hold your shares in street name, it is critical that you cast your vote if you want it to count in the election of directors (Proposal #1) and the advisory vote to approve the Company’s named executive officer compensation (Proposal #2), both of which are considered “non-routine” matters. If you do not provide the organization that holds your shares with specific voting instructions, under the rules of the NASDAQ Select Global Market (“NASDAQ”), the organization that holds your shares cannot vote on non-routine matters. This is generally referred to as a “broker non-vote.” The organization that holds your shares will, however, continue to have discretion to vote any uninstructed shares on the ratification of the appointment of our independent registered public accounting firm (Proposal #3), which is considered a “routine” matter.

Q:	How do I attend the Annual Meeting?

A:	The 2016 annual meeting of stockholders will be held on Tuesday, June 14, 2016, at Millennium Broadway Hotel, 145 West 44th Street, New York, New York 10036 at 4:30 p.m. local time.

Q:	How many votes can be cast at the meeting?

A:	As of the record date, 17,264,586 shares of PCTEL common stock were outstanding. Each outstanding share of common stock entitles the holder of such share to one vote on all matters covered in this proxy statement. Therefore, there are a maximum of 17,264,586 votes that may be cast at the meeting.

Q:	What is a “quorum”?

A:	A “quorum” is the number of shares that must be present, in person or by proxy, in order for business to be transacted at the meeting. The required quorum for the annual meeting is a majority of the shares outstanding on the record date. There must be a quorum present for the meeting to be held. All completed and signed proxy cards, Internet votes, telephone votes and votes cast by those stockholders who attend the annual meeting in person, whether representing a vote FOR, AGAINST, ABSTAIN, or a broker non-vote, will be counted toward the quorum.

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Q:	What is the required vote for each of the proposals to pass?

A:	Election of the two director nominees under Proposal #1 requires the affirmative vote of the holders of a plurality of the common stock present, represented and entitled to vote at the annual meeting. Broker non-votes and proxies marked WITHHOLD AUTHORITY will not be counted toward the election of directors or toward the election of individual nominees and, thus, will have no effect other than that they will be counted for establishing a quorum.

The proposal to approve the resolution regarding the Company’s named executive officer compensation under Proposal #2 requires the affirmative vote of the holders of a majority of the common stock present, represented and entitled to vote at the annual meeting. Stockholders may vote FOR, AGAINST or ABSTAIN on Proposal #2. Broker non-votes will not be counted for the purposes of determining whether Proposal #2 has been approved. Abstentions will be counted as present and entitled to vote for purposes of Proposal #2 and, therefore, will have the same effect as a vote against Proposal #2.

The ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm under Proposal #3 requires the affirmative vote of the holders of a majority of the common stock present, represented and entitled to vote at the annual meeting. Stockholders may vote FOR, AGAINST or ABSTAIN on Proposal #4. Abstentions will be counted as present and entitled to vote for purposes of Proposal #3 and, therefore, will have the same effect as a vote against Proposal #3.

Q:	Who is soliciting my vote?

A:	PCTEL is making this proxy solicitation and will bear the entire cost of it, including the preparation, assembly, printing, posting and mailing of proxy materials. PCTEL may reimburse brokerage firms and other custodians for their reasonable out-of-pocket expenses for forwarding these proxy materials to you. PCTEL expects Broadridge Financial Solutions, Inc. to tabulate the proxies and to act as the inspector of the election. In addition to this solicitation, proxies may be solicited by the Company’s directors, officers and other employees by telephone, the Internet or fax, in person or otherwise. None of these persons will receive any additional compensation for assisting in the solicitation.

Deadline for Receipt of Stockholder Proposals and Nominations for 2017 Annual Meeting of Stockholders

Stockholders are entitled to present proposals for action and director nominations at the 2017 annual meeting of stockholders only if they comply with applicable requirements of the proxy rules established by the SEC and the applicable provisions of our bylaws. Stockholders must ensure that such proposals and nominations are received by our Corporate Secretary at the following address: 471 Brighton Drive, Bloomingdale, Illinois 60108, Attention: John W. Schoen, Corporate Secretary, on or prior to the deadline for receiving such proposals and nominations.

Proposals for the 2017 annual meeting of stockholders that are intended to be considered for inclusion in the proxy statement and form of proxy relating to such meeting must be received no later than January 4, 2017, and must comply with the procedures of Rule 14a-8 under the Securities Exchange Act of 1934 (the “Exchange Act”) and the provisions of our bylaws.

If a stockholder intends to submit a proposal or director nomination for consideration at our 2017 annual meeting of stockholders outside the procedures of Rule 14a-8 under the Exchange Act, the stockholder must comply with the requirements of our bylaws. We are not currently required to include such a proposal or nomination in the proxy statement and form of proxy relating to such meeting. Our bylaws contain an advance notice provision that requires stockholders to submit a written notice containing certain information not less than 120 days prior to the date of our proxy statement for the previous year’s annual meeting of stockholders. For purposes of the 2017 annual meeting of stockholders, this means that such proposals or nominations must also be received by January 4, 2017. A copy of the relevant bylaw provision is available upon written request to our Corporate Secretary at the address provided above.

Discretionary Voting Authority

The accompanying proxy card grants the proxy holders discretionary authority to vote on any business raised at the annual meeting. If you fail to comply with the advance notice provisions set forth above in submitting a proposal or nomination for the 2017 annual meeting of stockholders, the proxy holders will be allowed to use their discretionary voting authority if such a proposal or nomination is raised at that meeting.

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SUMMARY OF PROPOSALS

The Board of Directors has included three proposals on the agenda for our 2016 annual meeting of stockholders. The following is a brief summary of the matters to be considered and voted upon by the stockholders.

Proposal #1: Election of Directors

The Company has a classified Board of Directors. Each director serves a three-year term. The first proposal on the agenda for the annual meeting is the election of two Class II directors to serve until the 2019 annual meeting of stockholders. The Board of Directors has nominated Gina Haspilaire and M. Jay Sinder to serve as the Class II directors. Additional information about the election of directors and a biography of each nominee begins on page 6.

The Board of Directors recommends a vote “FOR” each of the two nominees.

Proposal #2: Advisory Vote to Approve the Company’s Named Executive Officer Compensation

The Company is providing its stockholders with the opportunity to cast a non-binding advisory vote on the Company’s proposed compensation for its named executive officers, as described in this proxy statement, in accordance with SEC rules. The Company’s overall philosophy is to offer competitive compensation opportunities that enable the Company to attract, motivate and retain highly experienced executive officers who will provide leadership for the Company’s success and enhance stockholder value. The Company believes that its compensation for named executive officers, which includes short-term and long-term elements, fulfills this goal and is closely aligned with the long-term interests of its stockholders. More information about this proposal begins on page 10.

The Board of Directors recommends a vote “FOR” approval of the Company’s

Named Executive Officer Compensation.

Proposal #3: Ratification of the appointment of the Independent Registered Public Accounting Firm

The third proposal on the agenda for the annual meeting is the ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016. More information about this proposal begins on page 11.

The Board of Directors recommends a vote “FOR” the ratification of the appointment of Grant Thornton LLP as the independent registered public accounting firm.

Other Matters

Other than the proposals listed above, the Board of Directors does not currently intend to present any other matters to be voted on at the meeting. The Board of Directors is not currently aware of any other matters that will be presented by others for action at the meeting. However, if other matters are properly presented at the meeting and you have signed and returned your proxy card or voted on the Internet or by telephone, the proxies will have discretion to vote your shares on these matters to the extent authorized under the Exchange Act.

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PROPOSAL #1

ELECTION OF DIRECTORS

Classification of Board of Directors

PCTEL has a classified Board of Directors, currently consisting of three classes. At each annual meeting of stockholders, one class of directors is elected for a term of three years to succeed those directors whose terms expire on the annual meeting date. There are currently three Class I directors whose terms will expire at the 2018 annual stockholder meeting, two Class II directors whose terms are expiring at this 2016 stockholder annual meeting, and three Class III directors whose terms are expiring at the 2017 annual stockholder meeting. In order to create continuity on the Board of Directors in anticipation of a planned retirement at this 2016 annual meeting of Carl Thomsen, who has served as a Class II director since 2001, in November 2015 the number of directors was expanded to eight and the Board of Directors appointed Ms. Gina Haspilaire as the third Class I director. The Board has nominated Ms. Haspilaire to fill the Class II vacancy. The result of her nomination is to change Ms. Haspilaire from a Class I director to a Class II director, to reduce the number of directors from eight to seven, and to return the configuration of the Board to two directors in Classes I and II and three directors in Class III. The nominees for Class II directors are indicated in the section “Nominees” immediately below.

Nominees

On the recommendation of the Board of Directors, the nominees for election at the 2016 annual meeting of stockholders as Class II directors are Gina Haspilaire and M. Jay Sinder whose biographies are set forth in “Directors and Nominees” below. If elected, each of the nominees will continue as a director until the expiration of the term at the annual meeting of stockholders in 2019.

The proxy holders may not vote the proxies for a greater number of persons than the number of nominees named. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the two Class II director nominees. In the event that either of the nominees is unable or declines to serve as a director at the time of the annual meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. We are not aware of any nominee who will be unable or will decline to serve as a director.

Vote Required and Board of Director’s Recommendation

If a quorum is present and voting, the two nominees receiving the highest number of votes will be elected to the Board of Directors. Abstentions and “broker non-votes” are not counted in the election of directors.

The Board of Directors has approved the director nominees and recommends that stockholders vote “FOR” the election of each of the director nominees listed above.

Directors and Nominees

The following table sets forth certain information regarding the current directors and director nominees to be elected at the 2016 annual meeting of stockholders:

Name	Age	Position with PCTEL	Since
Class I directors whose terms will expire at the 2018 annual meeting of stockholders:
Cindy K. Andreotti	60	Director	2013
Brian J. Jackman	75	Director	2002

Class II director nominees to be elected at the 2016 annual meeting of stockholders whose terms will expire at the 2019 annual meeting of stockholders:
Gina Haspilaire	53	Director/Nominee	2015
M. Jay Sinder	49	Director/Nominee	2014

Class III director nominees whose terms will expire at the 2017 annual meeting of stockholders:
Steven D. Levy	59	Director	2006
Giacomo Marini	64	Director	1996
Martin H. Singer	64	Chief Executive Officer, Chairman of the Board	1999

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Class I Directors

Ms. Andreotti became a director in 2013. She is the President and Chief Executive Officer of The Andreotti Group LLC, a strategic business advisory firm serving domestic and global enterprise clients, private equity and institutional firms and international investment groups. Prior to launching The Andreotti Group in 2005, Ms. Andreotti enjoyed a 26-year career in the telecommunications industry (12 years with AT&T Inc. and 14 years with MCI Telecommunications Inc.). While at MCI, Ms. Andreotti managed a $14 billion operation. In her last leadership role at MCI, she served as President, Enterprise Markets, which included the Global Accounts Segment, Government Markets, the Conferencing Business Unit and MCI Solutions (the managed services division of MCI). Before joining MCI, Ms. Andreotti managed national accounts at AT&T, most notably Dayton-Hudson Corporation (currently Target Corporation). She delivered the first-touch sensitive personal digital assistants or PDAs with related back office systems and network into Dayton Hudson’s retail operation. Ms. Andreotti has served as Vice Chairman of the Japan American Society since 2007, a member of the Board of Trustees for the Americans in Wartime Museum since 2010, a member of the Board of Directors for the Community Foundation for Northern Virginia since November 2014, and a Senior Advisor and Executive Coach for WJM Associates, Inc. since 2009. Ms. Andreotti is also a past member of the Board of Directors for DiaXsys Inc., where she served on the Audit and Compensation Committees between 2011 and 2014, and a past member of the Board of Directors for APAC Customer Services, Inc., where she served as chair of the Compensation Committee and served on the Audit and Nominating and Corporate Governance Committees between 2005 and 2011. She also served on the Audit Committee of the Board of Directors of Rivermine Software Inc. between 2006 and 2011. Ms. Andreotti earned a Bachelor of Arts degree in Business Administration and Women in Management from the College of St. Catherine. She has also attended executive management training at the Aspen Institute, the Menninger Foundation and the Stanford School of Business Executive Leadership Program. Ms. Andreotti’s industry experience in telecommunications sales, marketing, operations and management qualify her to serve on the Company’s Board of Directors.

Mr. Jackman has been a director since February 2002. He is currently the President of The Jackman Group, Inc., a management consulting company that he formed in 2005. In September 2001, Mr. Jackman retired from Tellabs Inc., a communications company he had been with since 1982. Mr. Jackman served as President, Global Systems and Technology, and Executive Vice President of Tellabs since 1998 and as President of Tellabs Operations from 1993 to 1998. Between 1965 and 1982, Mr. Jackman held various management positions in sales and marketing for IBM. Commencing in January 2003, he joined the Board of Directors of Open Text, Inc., an enterprise content management solutions company, where he currently serves on the Compensation Committee. Commencing in January 2005 through December 2010, Mr. Jackman served on the Board of Directors of Keithley Instruments Inc., a test and measurement equipment company. In total, Mr. Jackman has served on the boards of eight companies in the technology sector. In addition, Mr. Jackman served on the Board of Trustees of Gannon University in Erie, Pennsylvania from May 2001 to May 2010. Mr. Jackman holds a Bachelor of Arts degree in English Literature from Gannon University and a Master’s degree in Business Administration from Pennsylvania State University. Mr. Jackman’s specific experience with a test and measurement equipment company as well as his extensive experience in sales, marketing and management functions with telecommunications and high tech companies, and his current and prior service on the board of directors of other companies, make him qualified to serve on the Company’s Board of Directors and as the Lead Independent Director.

Class II Directors/Nominees

Ms. Haspilaire was appointed to serve as a Class I member of the Board of Directors in November 2015, and has been nominated for election at the 2016 Annual Meeting of Shareholders to serve as a Class II member of the Board of Directors. Since January 2015, she has served as Chief Human Resources Officer of Reliance Communications Ltd. (Enterprise) and Global Cloud Xchange, a global data communications service provider, and is responsible for human resources, corporate affairs and facilities management. Prior to that, she was Vice President of Sales for the Americas at Henkel Adhesive Technologies, a division of Henkel AG & Co. KGaA and a leading solution provider for adhesives, sealants and functional coatings worldwide. Between 2002 and 2013, she served as Vice President and Managing Director at Pacnet Limited, a global telecommunications service provider. Ms. Haspilaire has more than 25 years of experience in general management, global strategy, business development, investor relations, sales and marketing, human resources and customer service. She has held executive and leadership positions at Heidrick & Struggles and AT&T. Since 1999, she has served as an Advisory Board Member for PearlNet, Inc. Between 2011 and 2013, she also served on the Service Provider Advisory Board of Telx. Also, since 2010 she has been a Board Member and Chair of NANOG (North American Network Operators Group) Development Team. In 2011, Ms. Haspilaire served on the Advisory Board of SoHo Colo. She earned a Master’s degree in Business Administration from Columbia University and a Bachelor of Science degree in Mathematics/Computer Science from St. John’s University in New York. Ms. Haspilaire’s telecommunications experience in sales, marketing and management functions with extensive operational experience and industry contacts qualify her to serve on the Company’s Board of Directors.

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Mr. Sinder has been a director since December 2014. Mr. Sinder is a telecommunications industry veteran with executive and financial experience at both public and private companies. Since July 2015, he has served as Chief Financial Officer of ByteGrid Holdings LLC, a data center and managed services company. Since September 2013, he has served as a member of the Board of Directors of Contec, LTD, a cable set-top box repair company based in New York, and since December 2015, as a member of the Board of Directors and the Audit and Compensation Committees of Impact Telecom, Inc., a national telecommunications company. Between 2014 and 2015, Mr. Sinder served on the Board of Directors of TNCI Operating Company, LLC, a national telecommunications company based in California, which merged with Impact Telecom in December 2015. From 2012 to 2013, he served as Chief Executive Officer of CoreLink Data Centers LLC. Prior to his promotion to Chief Executive Officer, Mr. Sinder was Chief Financial Officer of CoreLink from 2010 to 2012. Mr. Sinder also served as Chief Financial Officer at Hostway Corporation from 2009 to 2010 and at Hu-Friedy Mfg. Co., Inc. from 2005 to 2008. From 1998 to 2004, he served at Focal Communications Corporation in a variety of executive and financial positions, including Chief Financial Officer, Treasurer, and Vice President, Corporate Development. Prior to joining Focal, Mr. Sinder held finance positions at Ameritech, MCI Communications, Telephone and Data Systems and IBM. Mr. Sinder holds a Bachelor of Science degree from the University of Michigan and a Master’s degree in Business Administration from the University of Chicago. Mr. Sinder’s financial knowledge and expertise and his experience serving in a variety of executive and financial positions at various corporations, including as Chief Executive Officer, Chief Financial Officer and Treasurer, make him qualified to serve on the Company’s Board of Directors and Audit Committee.

Class III Directors

Mr. Levy has been a director since March 2006. He served as a Managing Director and Global Head of Communications Technology Research at Lehman Brothers from July 1998 until September 2005. Before joining Lehman Brothers, Mr. Levy was a Director of Telecommunications Research at Salomon Brothers from March 1997 to July 1998, a Managing Director and Head of the Communications Research Team at Oppenheimer & Co. from July 1994 to March 1997, and a senior communications analyst at Hambrecht & Quist from July 1986 to July 1994. As a securities analyst for almost 20 years, Mr. Levy became proficient in analyzing business strategies and financial results, having evaluated well over 100 companies. In November 2015, Mr. Levy joined the Board of Directors of Edison Properties, a privately and closely held real estate company. He is also currently a member of the Board of Directors and the Audit Committee and chairs both the Compensation and Governance Committee of Allot Communications, a data communications provider for carriers, and also a member of the Board of Directors of privately held GENBAND Inc., an innovator of IP Infrastructure. From January 2007 to February 2010, he served on the Board of Directors of Zhone Technologies, Inc., a broadband technology company, and commencing September 2005 as a board member of Tut Systems, Inc., a technology company providing advanced content processing and distribution products and system integration services, prior to its March 2007 acquisition by Motorola, Inc. In total, Mr. Levy has served on six boards of directors and has been a member of the audit committee of each company. Mr. Levy holds a Master’s degree in Business Administration and a Bachelor of Science degree in Materials Engineering from Rensselaer Polytechnic Institute. Mr. Levy provides a unique perspective to Company’s Board of Directors, its Compensation Committee, and to its Nominating and Governance Committee which he chairs, as a result of his investment banking experience related to the telecommunications industry and his analytical skills. The Company benefits from his knowledge of financial markets, business strategies and competitive data analysis.

Mr. Marini has been a director since October 1996. Mr. Marini has been Chairman and Chief Executive Officer of Neato Robotics, a home robots company, since February 2013. He is also the founder and Managing Director of Noventi Ventures, a Silicon Valley-based early stage technology venture capital firm begun in March 2002. Mr. Marini also served as interim Chief Executive Officer of FutureTel, a digital video capture company, and as President and Chief Executive Officer of No Hands Software, an electronic publishing software company. Prior to this, Mr. Marini was the co-founder, Executive Vice President and Chief Operating Officer of Logitech International SA, a computer peripherals company. Previously, he held technical and management positions with Olivetti and IBM. Mr. Marini has extensive and broad executive operating experience. At Neato he leads a fast growing company with complex technology products and a broad worldwide sales network. At Logitech he managed engineering, operations and finance as the company grew from inception to over $200M in annual revenues, effected an initial public offering and expanded manufacturing and development in North America, Asia and Europe and sales presence in over 30 countries worldwide. At FutureTel (1998-1999) and No Hands Software (1993-1994) he managed rapid product development, decisive restructuring, new markets and product entries. Over the last 15 years he has also been managing venture capital investments in technology companies. This activity entails evaluating business plans, making investment decisions, assisting management in the formulation and execution of operating and strategic plans involving all facets of company operations. It also includes continuous evaluation of the performance of management teams, directing management changes and helping in recruiting executives for portfolio companies. Further, it requires the identification, evaluation and execution of exit strategies, such as acquisitions by other companies or initial public offerings. He has directed investments in over 15 companies, some of which have been acquired by market leaders such as BEA Systems, Cisco, HP and Symantec. He currently serves on the Board of Trustees of the University of California at Davis

8

Foundation and on the boards of Neato Robotics, Inc. since December 2006 and Velomat S.r.l since April 2012. Other past board service included Ecrio Inc. from March 1999 through December 2015; TES S.p.A. from September 1994 to January 2012; Minerva Networks, Inc. from May 2003 through March 2013; Aurora Algae, Inc. from January 2007 to August 2012; Cosmo Industrie S.p.A. from December 2007 to December 2011; Windspire Energy, Inc. beginning December 2008 through March 2012; and Lumenergi, Inc. beginning February 2008 to May 2013. Mr. Marini holds a Computer Science “Laurea” degree from the University of Pisa, Italy. Overall, Mr. Marini brings experience with a wide variety of company situations both as a general management executive and as active board member and investor. These qualifications provide a solid basis for serving as a director, and member of the Audit Committee of a technology company, dealing with issues of growth, product and marketing strategy, international expansion and merger and acquisition activities.

Dr. Singer has served as the Company’s Chief Executive Officer and Chairman of the Board since October 2001. From February 2001 until October 2001, he served as the Company’s non-executive Chairman of the Board, and he has been a director of the Company since August 1999. From December 1997 to August 2000, Dr. Singer served as President and Chief Executive Officer of SAFCO Technologies, Inc., a wireless communications company acquired by Agilent Technologies in August, 2000. Prior to SAFCO Technologies, Dr. Singer served as Vice President within the Cellular Infrastructure Group of Motorola, a communications equipment company. He also held senior management and technical positions at Tellabs, AT&T and Bell Labs. Dr. Singer holds a Bachelor of Arts degree in Psychology from the University of Michigan and a Master of Arts degree and Ph.D. in Experimental Psychology from Vanderbilt University. He served on the Standing Advisory Group for the Public Company Accounting Oversight Board and on the Advisory Board for the MMM program at Kellogg School of Business. From March 2009 until September 2010, he served on the Board of Directors of Westell Technologies, Inc., a leading provider of broadband products, gateways and conferencing services, and was Chair of Westell’s Compensation Committee. In 2006, Dr. Singer was appointed to the Board of Directors of ISCO International, a provider of spectrum conditioning solutions to wireless and cellular providers worldwide, where he also chaired the Compensation Committee until he left the board in 2007. In 2012, he was elected to the Board of Directors of Multiband Corporation, and served as Chair of the Compensation Committee until the sale of Multiband in 2013. Dr. Singer is a member of the Economic Club of Chicago and now serves on the University of Illinois at Chicago (UIC) College of Engineering’s Advisory Board. Dr. Singer has nine patents in telecommunications and has written several essays on the telecommunications industry. He provides expertise in business strategy, intellectual property, strategic alliances and communications technology.

9

PROPOSAL #2

ADVISORY VOTE TO APPROVE THE COMPANY’S

NAMED EXECUTIVE OFFICER COMPENSATION

As required by Section 14A of the Exchange Act and related SEC rules, the Board of Directors is requesting that the stockholders approve, on a non-binding, advisory basis, the following resolution relative to the compensation of the Company’s named executive officers:

“RESOLVED, that the stockholders hereby APPROVE the compensation of the Company’s named executive officers, as disclosed pursuant to the compensation rules of the SEC, including the Compensation Discussion and Analysis, the compensation tables and related narrative discussion disclosed in this proxy statement.”

The compensation of the Company’s named executive officers is described in the Compensation Discussion and Analysis section of this proxy statement, including the compensation tables that accompany the narrative. The overall objectives of the executive compensation program is to provide incentives to motivate the Company’s executive officers and key managers to perform to the best of their abilities and to closely align their interests with those of the Company’s stockholders, with the objective of enhancing stockholder value and promoting long-term, sustainable growth. The long-term incentives are also designed to retain executive talent. A portion of each named executive officer’s overall compensation is performance-based and tied to the achievement of defined goals. Payments for both short-term incentives and long-term incentives will be made in restricted stock.

The proposal to approve the compensation of the Company’s named executive officers requires the affirmative vote of the holders of a majority of the shares of common stock present, represented and entitled to vote at the annual meeting. Accordingly, broker non-votes will not be relevant to the outcome. Abstentions will be counted as being present and entitled to vote for purposes of Proposal #2 and, therefore, will have the same effect as a vote against Proposal #2. Because this vote is advisory, it will not be binding on the Compensation Committee or the Board of Directors. However, the Board of Directors and the Compensation Committee will carefully evaluate the voting results and take them into account when considering future executive compensation matters.

The Board of Directors recommends a vote “FOR” approval of the Company’s named executive officer compensation, as disclosed in this proxy statement.

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PROPOSAL #3

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Grant Thornton LLP, an independent registered public accounting firm, to audit the Company’s financial statements for the fiscal year ending December 31, 2016. This appointment is being presented to the stockholders for ratification at the 2016 annual meeting of stockholders.

Before selecting Grant Thornton LLP as the independent registered public accounting firm for the Company for fiscal year 2016, the Audit Committee carefully considered the firm’s qualifications as independent auditors. This included a review of the qualifications of the engagement team, the quality control procedures the firm has established and its reputation for integrity and competence in the fields of accounting and auditing. The Audit Committee’s review also included matters required to be considered under the SEC’s rules on auditor independence, including the nature and extent of non-audit services, to ensure that Grant Thornton LLP’s independence will not be impaired. Grant Thornton LLP has been conducting independent audits of the Company’s financial statements since May 2006. Representatives of Grant Thornton LLP are expected to be available by telephone at the 2016 annual meeting of stockholders to answer appropriate questions from stockholders.

Summary of Fees

The following table summarizes the aggregate fees billed to the Company by Grant Thornton LLP for the Company’s 2014 and 2015 fiscal years:

Type of Fees	Fiscal Year 2015 ($)	Fiscal Year 2014 ($)
Audit Fees(1)	829,758	682,618
Audit-Related Fees(2)	283,193	216,818
All Other Fees(3)	4,900	5,000
Total Fees	1,117,851	904,436

(1)	Audit Fees — These are fees for professional services for fiscal years 2015 and 2014. The professional services provided included auditing the Company’s annual financial statements and internal controls, reviewing the Company’s quarterly financial statements and other services that are normally provided in connection with statutory and regulatory filings or engagements.

(2)	Audit-Related Fees — These are fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements that are not reported as “Audit Fees” above. For fiscal year 2015 and 2014, these fees included due diligence and consultations related to mergers and acquisitions and auditing the Company’s 401(k) and profit sharing plan.

(3)	All Other Fees — These are fees for permissible services that do not fall within the above categories.

Pre-Approval of Independent Auditor Services and Fees

The Audit Committee reviewed and pre-approved all audit and non-audit fees for services provided to the Company by Grant Thornton LLP and has determined that the firm’s provision of such services to the Company during fiscal year 2015 is compatible with and did not impair Grant Thornton LLP’s independence. It is the practice of the Audit Committee to consider and approve in advance all auditing and non-auditing services provided to the Company by the independent registered public accounting firm in accordance with the applicable requirements of the SEC.

Vote Required and Recommendation

Stockholder ratification of the selection of Grant Thornton LLP as the independent registered public accounting firm for the Company is not required by the Company’s bylaws or other applicable legal requirement. However, the Board of Directors is submitting the selection of Grant Thornton LLP to the stockholders for ratification as a matter of good corporate practice. The affirmative vote of the holders of a majority of the shares of common stock present, represented and entitled to vote at the annual meeting, will constitute ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm under Proposal #3. Abstentions will be counted as present and entitled to vote for purposes of Proposal #3 and, therefore, will have the same effect as a vote against Proposal #3. Notwithstanding the selection by the Audit Committee of Grant Thornton LLP or stockholder ratification of that selection, the Audit Committee may direct the appointment of a new independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interest of the Company and the stockholders. If the selection of Grant Thornton LLP is not approved at the annual meeting, the Audit Committee will investigate the reason for the rejection and reconsider the appointment.

The Board of Directors recommends that stockholders vote “FOR” the ratification of Grant Thornton LLP as the Company’s independent registered public accounting firm.

11

CORPORATE GOVERNANCE

Board and Committee Meetings

The Board of Directors currently has an Audit Committee, a Compensation Committee and a Nominating and Governance Committee. The members of each of the committees are listed in the table below. Each member of the Audit Committee, the Compensation Committee and the Nominating and Governance Committee meets the applicable SEC and NASDAQ Global Select Market (“NASDAQ”) independence requirements. The Board of Directors has determined that each of Mr. Thomsen and Mr. Sinder qualifies as an “audit committee financial expert” as defined under the rules and regulations of the SEC, and that all members of the Audit Committee meet the NASDAQ financial literacy requirements. The Board of Directors held a total of eight meetings during fiscal 2015, including one meeting of the subcommittee formed to consider the acquisition of Nexgen Wireless, Inc. During 2015, each of the directors, other than Ms. Haspilaire who became a director in November 2015, attended at least 75% of the total number of meetings of the Board of Directors and any committee on which such director served.

Committee	Members During Fiscal 2015	Committee Functions		Date Current Written Charter Adopted	Meetings Held in Fiscal 2015

Audit	Carl A. Thomsen (Chair) Giacomo Marini M. Jay Sinder	•	Selects the independent auditors	Originally adopted August 1999; last amended September 2010	10
		•	Oversees the internal financial reporting and accounting controls
		•	Consults with and reviews the services provided by independent auditors
		•	Identifies high-risk behaviors that potentially imperil the underlying value of the Company

Compensation	Brian J. Jackman (Chair) Cindy K. Andreotti Gina Haspilaire Steven D. Levy	•	Reviews and makes recommendations to the Board of Directors regarding the compensation and benefits of the Chief Executive Officer	Originally adopted August 1999; last amended March 2013	8
		•	Reviews and approves compensation and benefits of the named executive officers other than the Chief Executive Officer and reviews compensation and benefits of the other executive officers and key managers
		•	Establishes and reviews general policies relating to the compensation and benefits of the employees
		•	Balances the portion of executive compensation tied to achievement of performance goals with managing overall enterprise risk

Nominating and Governance	Steven D. Levy (Chair) Cindy K. Andreotti Brian J. Jackman	•	Assists the Board of Directors in identifying and selecting prospective director nominees for the annual meeting of stockholders	Originally adopted February 2004; last amended September 2013	4
		•	Reviews and makes recommendations on matters regarding corporate governance, composition of the Board of Directors, evaluation and nominations, committees of the Board of Directors and conflicts of interest
		•	Oversees and coordinates the risk management activities of the Company
		•	Establishes, maintains and improves corporate governance guidelines

A copy of the charter for each of the committees of the Board of Directors is available on our website located at http://investor.pctel.com/documentsdisplay.cfm. The meetings indicated in the chart above include a joint meeting of the members of the Audit Committee and Compensation Committee in November 2015.

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Board Leadership Structure

The members of the Board of Directors believe that their familiarity with the Company, their insight into the industries in which the Company is engaged, and their knowledge of the challenges and opportunities arising in this evolving economy place the Board of Directors in the best position to determine the optimal leadership structure for the Company. The Board of Directors has determined that combining the roles of Chairman of the Board and Chief Executive Officer is the optimal structure for the Company at this time. Mr. Singer, who currently fills both roles, commenced his involvement with the Company as a Director on the Company’s Board in 1999, became the non-executive Chairman of the Board in February 2001, and subsequently became the Chief Executive Officer in October 2001. The Board of Directors believes that the stockholders are best served by Mr. Singer fulfilling both roles, thereby unifying the leadership and direction of the Board with the management of the Company, and enabling the Company to move decisively to meet challenges and maximize opportunities for growth. The Board of Directors maintains independent and effective oversight of the Company’s business through the strong leadership provided by the Lead Independent Director (as defined in the immediately succeeding paragraph) and the Board committees, and through the composition of the Board, with all directors other than the Chairman being independent directors.

Mr. Jackman is currently the lead independent director of the Board of Directors (“Lead Independent Director”). As Lead Independent Director, his principal responsibilities are (i) working with the Chairman and Chief Executive Officer and the other members of the Board of Directors to set the agenda for each meeting of the Board of Directors, (ii) serving as a liaison for communications between the Board of Directors and the Chief Executive Officer, (iii) acting as the chair for executive sessions held at regularly scheduled meetings of the Board of Directors, and (iv) consulting with the General Counsel regarding communications received from the stockholders.

Independence

The Board of Directors has determined that the non-employee directors are “independent directors” based on the NASDAQ and SEC standards for independence. Only independent directors may serve on the Audit, Compensation and Nominating and Governance Committees. In determining the independence of the directors, the Board of Directors affirmatively determines whether a non-employee director has a relationship that would interfere with that director’s exercise of independent judgment in carrying out the responsibilities of being a director. In coming to that decision, the Board of Directors is informed of the NASDAQ and SEC rules that disqualify a person from being considered as independent, considers the responses to an annual questionnaire from each director, and reviews the applicable standards with each member of the Board of Directors.

Risk Management

While the executive officers of the Company are responsible for the day-to-day management of the material risks facing the Company, the Board of Directors, as a whole and through its committees, has responsibility for the oversight of risk management. In its oversight role, the Board of Directors has the responsibility to determine whether the risk management processes designed and implemented by management are adequate and functioning as designed. The involvement of the full Board of Directors in setting the Company’s business strategy at least annually is a key part of its oversight of risk management, its assessment of management’s risk appetite, and its determination of what constitutes an appropriate level of risk for the Company. The Board of Directors has assigned to the Nominating and Governance Committee the responsibility of working with Company management to identify, assess, and quantify risks facing the Company in order to create meaningful but cost-effective strategies to manage the Company’s most significant risks. The Nominating and Governance Committee updates the full Board of Directors semiannually at Board meetings regarding its efforts to manage enterprise risks and reports extensively on these efforts at the joint annual meeting of the Audit and Compensation Committees. The Board also regularly receives updates from management regarding certain of the significant risks facing the Company, including litigation and various operating risks.

In addition to the Nominating and Governance Committee’s overall enterprise risk management efforts, each committee of the Board of Directors oversees certain aspects of enterprise risk management. For example, the Audit Committee is responsible for overseeing risk management of financial matters, financial reporting, the audit process, the adequacy of internal controls over financial reporting, and disclosure controls and procedures. The Compensation Committee oversees risks related to the compensation policies and practices. In its oversight, the Compensation Committee examines whether the compensation practice is consistent with the Compensation Committee’s responsibilities (as set forth in “Compensation Discussion and Analysis — Overiew and Responsibilities of the Compensation Committee”) and its philosophy (as set forth in “Compensation Discussion and Analysis — Compensation Philosophy”) and is aligned with the Company’s goals and risk tolerance. In evaluating the compensation policies and practices, the Compensation Committee seeks advice and data regarding the Company’s peer group from its independent compensation consultant. In addition to its role in working with management in the overall enterprise risk mitigation efforts, the Nominating and Governance Committee oversees governance related risks, such as board independence and conflicts of interest, as well as management and director succession planning. The committees report their findings to the full Board of Directors.

13

At its most recent joint meeting of the Audit and Compensation Committees, the members of both Committees reviewed risks applicable to the Company, focusing on (i) the results of the enterprise risk survey in which Board members, executives, and key managers participated, which identified the participants’ view of the most significant risks that the Company faces, and (ii) the results of a security audit performed by a third party, which identified key areas for the Company to focus its efforts relating to cybersecurity. Management discussed with the joint committees cost-effective steps that will improve security and mitigate identified risks. The NEOs (as identified in “Compensation Discussion and Analysis—Named Executive Officers”) and certain other executive officers attend Board of Directors and committee meetings as needed, and are available to address any questions or concerns raised by the Board on risk management-related matters.

Director Nomination Process

Stockholder Recommendation and Nominations. It is the policy of the Nominating and Governance Committee to consider director candidates recommended by the stockholders holding on the date of submission of such recommendation at least 1% of the then-outstanding shares of PCTEL common stock continuously for at least 12 months prior to such date.

Stockholders desiring to recommend a candidate for election to the Board of Directors should send their recommendation in writing to the attention of the Corporate Secretary, at the Company’s office located at 471 Brighton Drive, Bloomingdale, Illinois 60108. This written recommendation must include the information and materials required by the bylaws as well as the candidate’s name, home and business contact information, detailed biographical data, relevant qualifications, a signed letter from the candidate confirming willingness to serve, information regarding any relationships between the candidate and the Company within the last three years and evidence of the required ownership of PCTEL common stock by the recommending stockholder. A copy of the Company’s bylaws is available upon written request to the Corporate Secretary at the address provided above. For a description of the advance notice provision of the Company’s bylaws, see “Deadline for Receipt of Stockholder Proposals and Nominations for 2017 Annual Meeting of Stockholders” immediately following the “Questions and Answers” section above. Additional information regarding stockholder recommendations for director candidates is set forth in the document entitled “Policies and Procedures for Director Candidates” available at http://investor.pctel.com/documentsdisplay.cfm.

Identifying and Evaluating Nominees for Director. The Nominating and Governance Committee uses the following procedures for identifying and evaluating any individual recommended or offered for nomination to the Board of Directors:

•	The Committee considers candidates recommended by stockholders in the same manner as candidates recommended by other sources; and

•	The Committee considers the following factors in its evaluation of candidates:

-	The current size and composition of the Board of Directors;

-	The needs of the Board of Directors and its committees;

-	The candidate’s judgment, independence, character, integrity, age, education, area of expertise, knowledge of the telecommunications industry, experience with businesses and other organizations of comparable size, diversity, length of service and potential conflicts of interests;

-	Skills which are complementary to those of the existing members of the Board of Directors; and

-	Other factors that the Committee considers appropriate.

Diversity

In addition to the qualifications set forth above, in evaluating the suitability of candidates for the Board of Directors, the Nominating and Governance Committee considers the diversity of the candidates, and of the Board of Directors as a whole, based on factors such as business background, experience and potential contributions to the Board of Directors, in addition to balancing the gender, ethnicity and racial composition of its members. The Nominating and Governance Committee seeks to ensure that the Board of Directors is comprised of individuals with experience in industries that are complementary to the Company’s business and individuals with financial and accounting experience in order to bring diverse business experience, knowledge and perspectives to the Board of Directors.

14

Compensation of Directors

Cash and Stock Compensation. The non-employee directors received an annual cash retainer of $25,000 and shares of common stock with value equivalent to $35,000 covering the period from the 2015 annual meeting until this 2016 annual meeting. (Commencing with this 2016 annual meeting, in addition to the annual cash retainer, the non-employee directors will receive shares of common stock with value equivalent to $55,000.) The non-employee directors also received $1,500 per Board meeting attended (unless the Board meeting was conducted by teleconference, in which case directors received $1,000 for each telephonic meeting in which they participated) and $1,000 per committee meeting attended. In addition, the non-employee directors received the following additional shares of common stock:

•	the chair of the Audit Committee received shares of common stock with value equivalent to $10,000;

•	the chair of the Compensation Committee received shares of common stock with value equivalent to $10,000;

•	the chair of the Nominating and Governance Committee received shares of common stock with value equivalent to $7,000;

•	each other non-employee member of any of the foregoing committees received shares of common stock with value equivalent to $5,000; and

•	the Lead Independent Director received shares of common stock with value equivalent to $10,000.

All the grants of common stock to the non-employee directors, as described above, were awarded on the date of the annual meeting (i.e., June 10, 2015) and vest immediately. The number of shares granted was based on the total dollar value divided by the closing price of PCTEL common stock as presented by NASDAQ on the date of grant.

In addition to the above-referenced grants, new non-employee directors receive a one-time grant of restricted shares equivalent to $50,000 based upon the closing price of PCTEL common stock as presented by NASDAQ as of the first date of service, which vests in equal annual installments over three years.

Reimbursements. Each of the non-employee directors is reimbursed for all reasonable out-of-pocket expenses incurred in connection with his or her service on the Board of Directors.

Non-Employee Directors’ Compensation for the Fiscal Year Ended December 31, 2015

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	Stock Options Awards ($)	All Other Compensation(2) ($)	Total ($)
Cindy K. Andreotti	46,000	44,994	—	651	91,645
Gina Haspilaire(3)	15,000	69,992	—	—	84,992
Brian J. Jackman	46,000	59,999	—	—	105,999
Steven D. Levy	45,000	46,994	—	—	91,994
Giacomo Marini	42,000	39,999	—	—	81,999
M. Jay Sinder	41,000	39,999	—	1,200	82,199
Carl A. Thomsen	42,000	44,994	—	—	86,994

(1)	The values shown reflect the fair market value of the award on the grant date. For a discussion of the valuation assumptions, see note 10 to the Company’s consolidated financial statements included in the Annual Report on Form 10-K for the year ended December 31, 2015. The stock award for Ms. Haspilaire reflects the one-time grant of restricted shares equivalent to $50,000 received by new non-employee directors and partial grants for Board of Director and Committee membership for the current year.

(2)	Ms. Andreotti and Mr. Sinder received dividends on unvested common stock awards.

(3)	Ms. Haspilaire was appointed to the Board of Directors on November 18, 2015.

Director Stock Ownership Guidelines

The Board of Directors believes that ownership of PCTEL common stock by directors demonstrates to the stockholders their commitment to the Company and optimism for its future. Accordingly, the Board of Directors adopted a policy that requires each director to achieve ownership of PCTEL common stock with a value equal to three times the annual cash retainer paid by the Company to the Directors for their service on the Board. Directors have five years from their initial date of service to achieve compliance. All of the Directors to whom the Guidelines currently apply have achieved compliance with the Guidelines.

15

Stockholder Communications with the Board of Directors

Stockholders who wish to communicate directly with the independent directors may do so by sending an e-mail message to the General Counsel at general.counsel@pctel.com. The General Counsel monitors these communications, consults with the Lead Independent Director, and provides a summary of messages received to the Board of Directors at its regularly scheduled meetings. Where the nature of the communication warrants, the General Counsel may obtain more immediate attention of the matter from the appropriate committee, Lead Independent Director, independent advisors, or management. The General Counsel, in consultation with the Lead Independent Director, may decide whether a response to any stockholder communication is necessary.

Attendance at the Annual Meeting of Stockholders

All directors are welcome to attend the 2016 annual meeting of stockholders. At the 2015 annual meeting of stockholders, Mr. Sinder, Mr. Singer, and Mr. Thomsen were in attendance.

Code of Ethics

The Company’s Code of Ethics and Business Conduct (the “Code of Ethics”) applies to all employees and directors of the Company and its subsidiaries. The Code of Ethics, which provides guidance and standards for maintaining ethical behavior, requires that employees and directors comply with applicable laws and regulations, and prohibits conflicts of interests. The Company also has made available an ethics hotline for anonymously reporting violations of the Company’s policies and procedures. The Code of Ethics is posted on the Company’s website at http://investor.pctel.com/documentdisplay.cfm. The Code of Ethics was revised by the Board of Directors in 2015. Any additional approved revisions to the Code of Ethics will be posted on the Company’s website.

Compensation Committee Interlocks and Insider Participation

During 2015, none of Ms. Andreotti, Ms. Haspilaire, Mr. Jackman or Mr. Levy was an officer or employee of the Company while serving as a member of the Compensation Committee. In addition, no executive officer of the Company served as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company’s Board of Directors or Compensation Committee.

Under the Company’s insider trading policy insiders are prohibited from trading in PCTEL common stock while in possession of material non-public information. To obviate the possibility of hedging the economic risk of ownership, this prohibition extends to trading in derivative securities of the Company, including any put or call options.

16

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of PCTEL common stock as of

April 20, 2016 by:

•	Each stockholder known by PCTEL to beneficially own more than 5% of the common stock;

•	Each director, including director nominees;

•	Each Section 16 reporting officer; and

•	All of the directors and Section 16 reporting officers as a group, including director nominees.

Beneficial ownership is determined based on the rules of the SEC. Percent of beneficial ownership is based upon 17,264,586 shares of common stock outstanding as of April 20, 2016. In addition, options for shares of common stock that are exercisable as of April 20, 2016 or will become exercisable on or before June 19, 2016 (60 days subsequent to April 20) are treated as outstanding and beneficially owned by the person holding the options for the purpose of computing the percentage ownership of such person and are listed below under the “Number of Shares Underlying Options” column, but those option shares are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the Company believes that the stockholders listed below have sole voting or investment power with respect to all shares listed beside each stockholder’s name, subject to applicable community property laws.

Shares Outstanding as of 4/20/16	17,264,586

Beneficial Owners	Number of Shares Beneficially Owned	Number of Shares Underlying Options	Total Shares Beneficially Owned	Percent of Shares Beneficially Owned (%)
5% Stockholders
Ariel Investments, LLC , 200 East Randolph Drive, Chicago, IL 60601(1)	2,915,815	—	2,915,815	16.89%
The Killen Group, 1189 Lancaster Ave., Berwyn, PA 19312(2)	1,668,013	—	1,668,013	9.66%
Dimensional Fund Advisors LP, Palisades West, Building One,
6300 Bee Cave Road, Austin, TX 78746(3)	1,547,941	—	1,547,941	8.97%
Renaissance Technologies LLC, 800 Third Street, New York, NY 10022(4)	1,103,599	—	1,103,599	6.39%
BlackRock Inc., 55 East 52nd Street, New York, NY 10055(5).	980,300	—	980,300	5.68%

Directors and Section 16 Officers			—
Martin H. Singer(6)	410,975	252,844	663,819	3.79%
Rishi Bharadwaj	171,739	27,000	198,739	1.15%
David A. Neumann	165,581	30,031	195,612	1.13%
John W. Schoen(7)	143,445	32,033	175,478	1.01%
Kevin McGowan.	91,464	22,500	113,964	*
Jeffrey A. Miller	89,757	40,041	129,798	*
Brian J. Jackman	77,300	20,000	97,300	*
Giacomo Marini(8)	54,490	20,000	74,490	*
Steven D. Levy(9)	51,391	35,000	86,391	*
Shelley Bacastow	35,768	10,875	46,643	*
Cindy K. Andreotti	20,776	—	20,776	*
Carl A. Thomsen(10)	17,806	10,000	27,806	*
M. Jay Sinder	13,800	—	13,800	*
Gina Haspilaire	13,697	—	13,697	*
All directors, director nominees and current executive officers as a group (14 persons).	1,357,989	500,324	1,858,313	10.46%

(1)	Information with respect to the number of shares of PCTEL common stock beneficially owned is based solely on the Schedule 13G/A filed with the SEC by Ariel Investments, LLC (“Ariel”) on February 12, 2016. Ariel, a registered investment adviser, possesses sole dispositive control over 2,915,815 shares and sole voting power over 2,111,309 shares. The Schedule 13G/A filed by Ariel contained information as of December 31, 2015 and may not reflect current holdings of PCTEL common stock.

(2)	Information with respect to the number of shares of PCTEL common stock beneficially owned is based solely on the Schedule 13G/A filed with the SEC by The Killen Group, Inc. (“Killen”) on February 10, 2016. Killen possesses sole dispositive control and sole voting power over such shares. The Schedule 13G/A filed by Killen contained information as of December 31, 2015 and may not reflect current holdings of PCTEL common stock.

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(3)	Information with respect to the number of shares of PCTEL common stock beneficially owned is solely based on the Schedule 13G/A filed with the SEC by Dimensional Fund Advisors LP (“Dimensional”) on February 9, 2016. According to such Schedule 13G/A, Dimensional, in its capacity as an investment adviser, possesses sole dispositive control over all such shares and sole voting power over 1,528,730 of such shares, which are held of record by its clients. Dimensional disclaims beneficial ownership of all such shares. The Schedule 13G/A filed by Dimensional contained information as of December 31, 2015 and may not reflect current holdings of PCTEL common stock.

(4)	Information with respect to the number of shares of PCTEL common stock beneficially owned is solely based on the Schedule 13G/A filed with the SEC by Renaissance Technologies LLC and Renaissance Technologies Holdings Corporation (together, “Renaissance”) on February 11, 2016. According to such Schedule 13G/A, Renaissance, in its capacity as an investment adviser, possesses sole dispositive control over 1,102,600 shares and shared dispositive control over 999 shares and sole voting power over 1,101,200 shares. The Schedule 13G filed by Renaissance contained information as of December 31, 2015 and may not reflect current holdings of PCTEL common stock.

(5)	Information with respect to the number of shares of PCTEL common stock beneficially owned is based solely on the Schedule 13G/A filed with the SEC by BlackRock, Inc. (“BlackRock”) on January 28, 2016. BlackRock possesses sole dispositive control over 980,300 shares and sole voting power over 960,536 shares. The Schedule 13G/A filed by BlackRock contained information as of December 31, 2015 and may not reflect current holdings of PCTEL common stock.

(6)	Includes 133,255 shares of PCTEL common stock held by the Martin H. Singer Revocable Trust and 19,200 shares of PCTEL common stock held by the Andrea F. Singer Revocable Trust.

(7)	Includes 85,000 shares of PCTEL common stock held by the Denise F. Schoen Family Trust and 10,488 shares of PCTEL common stock held by the John W. Schoen III Living Trust.

(8)	Includes 54,490 shares of PCTEL common stock held by the Giacomo Marini Trust.

(9)	Includes 5,000 shares held by Beena M. Levy, spouse of Steven D. Levy.

(10)	Includes 17,806 shares of PCTEL common stock held by the Thomsen Family Trust.

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COMPENSATION DISCUSSION AND ANALYSIS

Named Executive Officers

The purpose of this Compensation Discussion and Analysis is to discuss material information relating to compensation awarded to the following individuals who have been identified by the Compensation Committee as the Company’s “Named Executive Officers” or “NEOs” for the fiscal year ended December 31, 2015:

Name	Title as of December 31, 2015
Martin H. Singer	Chairman of the Board and Chief Executive Officer
John W. Schoen	Senior Vice President, Chief Financial Officer and Corporate Secretary
Rishi Bharadwaj(1)	Vice President and General Manager, Connected Solutions
Jeffrey A. Miller	Senior Vice President, Global Sales, RF Solutions
David A. Neumann	Senior Vice President and General Manager, RF Solutions
John Thakkar(2)	Vice President and Chief Technology Officer-Network Analytics, RF Solutions

(1)	Mr. Bharadwaj became a named executive officer in 2015.

(2)	Mr. Thakkar joined PCTEL in connection with the acquisition of substantially all of the assets of Nexgen Wireless, Inc. on February 27, 2015 and he resigned effective November 10, 2015.

Because Mr. Singer is the Chairman of the Board in addition to Chief Executive Officer (“CEO”), his biographical information is included under Proposal #1 “Election of Directors — Directors and Nominees.”

Mr. John W. Schoen, 60, has been the Company’s Chief Financial Officer, Vice President and Corporate Secretary since November 2001. In September 2013, Mr. Schoen was promoted to Senior Vice President, Chief Financial Officer and Corporate Secretary. Mr. Schoen served as a Business Development Manager at Agilent Technologies, Inc. from July 2000 to November 2001. From May 1999 to July 2000, Mr. Schoen served as Chief Operating Officer and Chief Financial Officer of SAFCO Technologies, Inc. before its acquisition by Agilent Technologies Inc. Prior to this period, Mr. Schoen held various financial positions for over 19 years at Motorola, Inc., including Controller of its Wireless Access and Business Development within Motorola’s Cellular Infrastructure Group. Mr. Schoen received a Bachelor of Science degree in Accounting from DePaul University and is a Certified Public Accountant.

Mr. Rishi Bharadwaj, 42, was promoted to Vice President and General Manager of the Connected Solutions segment of the Company in March 2015. Prior to his promotion, Mr. Bharadwaj served as Vice President, Global Sales – Connected Solutions from March 2014 to March 2015; Vice President, Global Sales and Product Management from January 2014 to March 2014; Vice President, Product Management – Connected Solutions from July 2012 to January 2014; and Vice President, Product Management – Antenna Product Group from April 2010 to July 2012. Between July 2003 and April 2010, Mr. Bharadwaj held other leadership positions in the Connected Solutions segment. Between September 1996 and June 2003, he held several RF and software engineering roles where he developed data collection and data analytics tools for the cellular industry. Mr. Bharadwaj earned a Bachelor of Science degree in Electrical Engineering and a Master of Electrical and Computer Engineering degree from the Illinois Institute of Technology. He also holds a Master’s degree in Business Administration from Northwestern University’s Kellogg School of Management. He holds a patent for measuring data quality in wireless communication networks.

Mr. Jeffrey A. Miller, 60, has served as Senior Vice President, Global Sales--RF Solutions since July 2015. Previously he served as Senior Vice President, Global Sales--Connected Solutions from March 2015 to July 2015; Senior Vice President and General Manager, Site Solutions, from November 2014 through March 2015; President, Connected Solutions from December 2012 through November 2014; and prior to that as the Senior Vice President, Sales and Marketing of the Company since April 2010. From October 2006 until April 2010, Mr. Miller was Vice President and General Manager of the Company’s Antenna Products Group. From November 2001, when he joined PCTEL, until October of 2006, Mr. Miller served in a number of roles, from Vice President of Engineering through leadership roles in product management, new technology and global sales. Prior to joining PCTEL, Mr. Miller was Functional Manager of Wireless Optimization Products, Wireless Network Test Division of Agilent Technologies Inc. from July 2000 to November 2001. From January 1998 to July 2000, Mr. Miller served as Vice President of Engineering of SAFCO Technologies, Inc. and led its Test and Measurement Group before its acquisition by Agilent Technologies Inc. From September 1992 to January 1998, Mr. Miller was a Principal Consultant with Malcolm, Miller & Associates providing consulting services to wireless network operators and infrastructure suppliers. From 1978 through September of 1992, Mr. Miller held various technical and management positions at Motorola, Inc.’s Cellular Infrastructure Group. Mr. Miller received a Bachelor of Science degree in Computer Science from the University of Illinois.

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Mr. David A. Neumann, 50, was promoted to Senior Vice President and General Manager of the RF Solutions segment of the Company in March 2015. Prior to his promotion, Mr. Neumann served as Vice President and General Manager, RF Solutions from January 2013 through March 2015, and previously as Global Vice President of Sales for RF Solutions since April 2010. From February 2009, when he joined PCTEL, until April 2010, Mr. Neumann served as Senior Director of Sales within RF Solutions. Prior to joining PCTEL, Mr. Neumann was the Managing Director of E-magine Communications, LLC, from January 2006 to February 2009. From January 2002 to January 2006, Mr. Neumann served as the Vice President of Sales and Marketing for X-TEL Communications, Inc. From July 1999 to January 2002, Mr. Neumann was the Market Development Director for Acterna, which was later purchased by JDSU. From May 1997, to July 1999, Mr. Neumann was a Principal at Intelinet, Inc. From January 1991 to May 1997, Mr. Neumann served in a number of roles from Vice President of Sales, Marketing and Support through leadership roles in engineering services, product management and sales at SAFCO Technologies, Inc. From June 1987 to January 1991, Mr. Neumann served as a Systems Engineer at Westinghouse Electric Corporation. Mr. Neumann holds a Bachelor of Science degree in Electrical Engineering from The Pennsylvania State University and a Master of Business Administration from the University of Chicago Booth School of Business.

Compensation Philosophy

The Compensation Committee’s philosophy in setting compensation policies for the CEO, the other NEOs and certain Vice Presidents (collectively referred to as “executive officers”) and the employees designated as key managers by the CEO based upon their responsibilities and performance (hereinafter referred to as “key managers”) is the following:

•	To closely align the interests of the executive officers and key managers with those of the Company’s stockholders with the objective of enhancing stockholder value and promoting long-term, sustainable growth;

•	To attract and retain the best available personnel for positions of substantial responsibility with the Company;

•	To provide incentives to motivate the executive officers and key managers to perform to the best of their abilities for the Company through increased rewards for superior individual and corporate performance;

•	To promote the success of the Company’s business while minimizing the opportunity for high-risk behaviors that potentially imperil the underlying value of the Company; and

•	To embrace an appropriate balance of work and family life.

Overview and Responsibilities of the Compensation Committee

The Compensation Committee of the Board of Directors currently consists of Mr. Jackman, Ms. Andreotti, Ms. Haspilaire, and Mr. Levy, each of whom is an independent, non-employee director of the Company. The Compensation Committee reviews its charter on an annual basis and has modified it from time to time, most recently in March 2013. The charter of the Compensation Committee is located on the Company’s website at http://investor.pctel.com/documentdisplay.cfm. The Committee’s primary duties are to (i) provide guidance with respect to general compensation goals and philosophies for the Company’s employees at all levels; (ii) balance the portion of executive compensation at risk and tied to achievement of corporate and business segment financial performance goals established by the Board of Directors with overall enterprise risk; (iii) make recommendations to the Board of Directors with respect to the compensation of the CEO; (iv) review the compensation criteria and proposed total compensation (including salary, bonus, benefits, and incentive compensation) recommended by the CEO for each of the executive officers and key managers of the Company, and approve an appropriate compensation package for each named executive officer which shall be structured consistent with the compensation philosophy (as described in “Compensation Philosophy” above); (v) review the internal pay equity among the CEO, the officers and the key managers; (vi) make recommendations from time to time to the Board of Directors regarding general equity and cash compensation for the outside directors on the Board of Directors; (vii) act as administrator of the Company’s equity incentive plans; and (viii) retain outside consulting, legal or other advisors to assist the Compensation Committee in the execution of its responsibilities.

The Compensation Committee meets at regularly-scheduled quarterly meetings and from time-to-time between quarterly meetings in order to address matters that fall within the Compensation Committee’s responsibilities. Minutes are recorded of all Compensation Committee meetings. The Compensation Committee reports to the Board of Directors regarding recommendations of the Compensation Committee and actions taken by the Compensation Committee pursuant to delegated authority. The Compensation Committee met a total of eight times in 2015, including a joint session with the Audit Committee.

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It is the Compensation Committee’s practice to review at least annually all components of compensation for the executive officers and key managers to ensure that the amount and structure of total compensation for each is consistent with its compensation philosophies and objectives. Internal pay equity among the executive officers and key managers is also a factor in the Committee’s assessment of total compensation. With these considerations in mind, the general strategy of the Compensation Committee has been to (i) target executive compensation between the median and the 75th percentile of total direct compensation in reference to a peer group of publicly-traded companies and in accordance with other competitive market information in order to attract high-performing executives and key managers who also have opportunities with larger multinational companies, (ii) establish a strong correlation between the level of compensation and the financial performance of the Company compared against its peer group and other companies, and (iii) create incentives that closely align executive compensation with long-term interests of the Company’s stockholders.

Independent Compensation Consultant. The Compensation Committee relies upon the services of an independent compensation consultant in applying its judgment as to appropriate levels and components of compensation for the executive officers and key managers. Willis Towers Watson, a global professional services company formerly known as Towers Watson (the “Independent Compensation Consultant”), provides executive compensation consulting services to the Committee, including (i) assistance with establishing the Company’s compensation goals and objectives, (ii) providing relevant peer group and survey data on the compensation practices of the participating companies, and (iii) advising on industry trends in executive compensation. The Compensation Committee’s practice is to invite a representative of the Independent Compensation Consultant to attend substantially all Compensation Committee meetings.

The Independent Compensation Consultant has conducted an internal review and has certified that it is an independent advisor to the Compensation Committee and that no conflict of interest exists. Although the fees of the Independent Compensation Consultant are paid by the Company, the Independent Compensation Consultant is accountable and has direct reporting responsibility to the Compensation Committee. The Independent Compensation Consultant provides no services to the Company other than the services it provides to the Compensation Committee.

Survey Data, Peer Groups and Use of Industry Benchmarking Data. The Compensation Committee uses benchmarking information to evaluate “total compensation” of the Company’s NEOs (i.e., principally annual salary and short-term and long-term incentive awards). The benchmarking information is comprised of survey data which is derived from two independent executive compensation surveys compiled by recognized compensation firms as well as publicly-available data from a peer group of publicly- traded companies that are comparable to the Company. The survey data used by the Independent Compensation Consultant is derived from different databases of companies that compare to the Company only in general terms, including broad industry sectors and size of company.

The peer group information is designed to be more specific. The Compensation Committee, with assistance from the Company’s management and guidance from the Independent Compensation Consultant, is responsible for selecting the companies that are included within this peer group and for compiling relevant executive compensation and corporate performance data. Due in part to the lack of small public companies involved in the same combination of industries as the Company, it is not possible to construct a group of companies with characteristics entirely similar to the Company. The Independent Compensation Consultant therefore compiles data from public companies that, based upon its expertise, are the most similar in terms of industry sector, revenue level, market capitalization, operating and financial characteristics and other relevant factors, and provide a meaningful comparison for the Compensation Committee.

The peer group of companies that was in effect for the Company at the time when the Compensation Committee set the 2015 executive compensation consists of the 17 companies listed below (the “2015 Peer Group”) with revenues for the most recent publicly available financial information ranging from approximately $44.5 million to $235.9 million and median revenues of approximately $105.7 million:

8 x 8, Inc.	Meru Networks, Inc.
CalAmp Corp.	Numerex Corp.
ClearOne, Inc.	Oplink Communications, Inc.
Cobra Electronics Corporation	Orbcomm Inc.
Communications Systems, Inc.	Procera Networks, Inc.
Digi International Inc.	Westell Technologies, Inc.
Frequency Electronics, Inc.	XRS Corporation
KVH Industries, Inc.	Zhone Technologies, Inc.
Lantronix, Inc.

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In September 2015, the Committee revised the peer group to eliminate five companies, each of which was acquired since the establishment of the 2015 Peer Group rendering relevant information for such companies unobtainable. In order to maintain a robust peer group for purposes of comparison, the following three companies were added to the Company’s peer group: Aerohive Networks, Inc., Clearfield, Inc., and Novatel Wireless, Inc. The resulting 15 members of the peer group in effect at the time the Compensation Committee set the 2016 executive compensation (the “2016 Peer Group”) are set forth below:

8x8 Inc.	KVH Industries Inc.
Aerohive Networks, Inc.	Lantronix, Inc.
CalAmp Corp.	Novatel Wireless, Inc.
Clearfield, Inc.	Numerex Corp.
ClearOne, Inc.	ORBCOMM, Inc.
Communications Systems Inc.	Westell Technologies, Inc.
Digi International Inc.	Zhone Technologies Inc.
Frequency Electronics Inc.

The compensation data derived from the 2015 Peer Group and the 2016 Peer Group consisted of the then-most recent publicly available annual and long-term compensation amounts. The financial performance data derived from the 2015 Peer Group and 2016 Peer Group included (i) one-year and three-year revenue change, (ii) net income change, (iii) net profit margin, (iv) return on invested capital, and (v) one-year, three-year and five-year total stockholder return. The Independent Compensation Consultant provided a comprehensive pay-for-performance analysis in connection with the Compensation Committee’s evaluation of executive compensation, comparing levels of compensation, expressed in dollars and percentages, against both compensation and performance data contained in the survey and peer group information.

Annual Compensation Process

The Company considered the results of the Say-on-Pay proposal presented to the shareholders for approval in 2015. In light of the support the proposal received, the Company’s compensation policies and decisions, explained in detail in this Compensation Discussion and Analysis, continue to be focused on long-term financial performance to drive stockholder value. The Company intends to hold an advisory vote on executive compensation (Say-on-Pay) on an annual basis.

The compensation of the CEO, the other executive officers and the key managers is established prior to the end of the first quarter of the fiscal year. The Compensation Committee has full authority to determine the compensation of the executive officers (other than the CEO) and key managers of the Company. The CEO’s compensation must be approved each year by the non-employee directors of the Board of Directors based on the recommendation of the Compensation Committee. In making its recommendation with respect to the CEO’s compensation, the Compensation Committee takes into consideration the results of a performance evaluation of the CEO for the preceding year. The annual evaluation of the CEO’s performance is based upon evaluation forms circulated by the Nominating and Governance Committee and completed by all non-employee directors with respect to the CEO’s performance, as measured by the ability to meet financial performance objectives of the Company, conduct succession planning, execute strategic plans, exhibit leadership, and maintain good relationships with the stockholders, Board of Directors and other stakeholders of the Company. At the time of this performance evaluation, the Compensation Committee solicits guidance from the Board of Directors as to the general elements that should be addressed in the CEO’s total compensation package for the upcoming year. In addition, the Chair of the Compensation Committee, as well as the Lead Independent Director, will solicit input from the CEO in the course of the Compensation Committee’s formulation of its recommendation.

In formulating its recommendation to the Board of Directors with respect to the CEO’s compensation, the Compensation Committee exercises its judgment, taking into account the advice of the Committee’s Independent Compensation Consultant (as described in “Overview and Responsibilities of the Compensation Committee–Independent Compensation Consultant” above). The Compensation Committee’s discussions of the elements of compensation for the CEO are conducted in closed session, typically with its Independent Compensation Consultant in attendance, but with no Company employees present. The CEO is not permitted to participate in the deliberations by the Board of Directors in its evaluation of the Compensation Committee’s recommendation for CEO compensation.

In establishing compensation for the executive officers (other than the CEO), the Compensation Committee relies on (i) insights provided by the CEO as to their respective individual performance, (ii) the compensation data compiled by the Independent Compensation Consultant, and (iii) the Company’s compensation philosophy, as described in “Compensation Philosophy” above. The CEO attended 6 of the 8 Compensation Committee meetings in 2015 in order to provide his insight on the contributions made by various executive officers and key managers. After consulting with its Independent Compensation Consultant and the CEO, the Compensation Committee, in its discretion, sets the annual compensation for the executive officers and key managers, including salary, short-term equity incentives and long-term equity incentives.

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Summary of Principal Elements of Executive Compensation

The principal elements included in executive compensation for the executive officers and key managers are the following, each of which is briefly described below:

1.   Annual salary;

2.   Annual incentive awards administered under the Short-Term Incentive Plan;

3.   Equity awards administered under the Long-Term Incentive Plan;

4.   Change of Control and severance benefits; and

5.   Medical and other standard benefits.

1.  Annual Salary. The Compensation Committee uses salary as the principal element of cash compensation which is not “at risk.” In determining the level of annual salary, the Compensation Committee considers the performance, experience and responsibilities of the executive officer or key manager, and seeks to establish an annual salary that is competitive with those paid to comparable executive officers and key managers at its benchmark companies. A competitive annual salary is essential to the Company’s ability to hire and retain executive officers and key managers.

2. Short-Term Incentive Plan. The Short-Term Incentive Plan is an annual performance-based incentive plan designed to incentivize achievement of specifically-identified, short-term corporate and business segment objectives. In establishing the objectives and setting the targets under the Short-Term Incentive Plan, the Compensation Committee takes into consideration the following factors:

•	Areas of desired improvement in financial and/or operating performance of the Company and specific business segments;

•	The anticipated payout of awards under the Short-Term Incentive Plan measured against the likelihood that the Company will be able to achieve the performance goals without taking undue risk; and

•	The maximum payout of awards under the Short-Term Incentive Plan, as reviewed by the Independent Compensation Consultant.

The Short-Term Incentive Plan allows for the incentive awards to be paid in cash, restricted stock or a combination of both.

3. Long-Term Incentive Plan. The Company also grants long-term equity awards on an annual basis through the grant of restricted stock and/or stock options under the Company’s Stock Plan (as further described in “General Terms of Equity Grants—Stock Plan”). Although the name and structure of the long term incentive plan changes over the years, in general the awards under this plan are made to encourage long-term growth, consistent earnings, and management retention through consistency in long-term incentives.

4. Change of Control and Severance Benefits. The Company offers retention benefits to the executive officers in order to induce the executive officers to continue to contribute to the success of the Company in connection with an event resulting in the majority of the voting control of the Company being transferred (whether by way of merger, reorganization, acquisition, or sale of all or substantially all of the Company’s assets). These benefits are contractually available to certain executive officers if such an event occurs and within twelve months after such occurrence, the executive officer is involuntarily terminated (i.e., a “double trigger”). Although the benefits vary among the executive officers participating, the benefits generally include lump sum payment of a specified percentage of annual salary, acceleration of 100% of any then unvested equity incentives, and Company-paid healthcare benefits for a specified period of time.

Certain executive officers are also entitled to severance benefits in connection with the involuntary termination of their employment unassociated with a Change of Control. The severance benefits include salary continuation and Company-paid healthcare benefits for a specified period of time, and vesting of certain restricted shares previously awarded under short-term and long-term incentive programs.

5. Medical and Other Standard Benefits. The Company offers standard benefits to its executives and key managers, including medical, dental, and vision benefits, and term life and long-term disability insurance, a substantial portion of which are paid by the Company. The Company’s Employee Stock Purchase Plan allows employees of the Company to participate electively in a plan under which, through individual payroll deductions, they are permitted twice a year to buy shares at prices discounted from the trading price of the stock. In addition, the Company maintains a 401(k) plan for PCTEL employees, administered by an independent plan administrator, which provides a selection of investment alternatives from which plan participants may choose. The Company matches up to the first 4% of compensation contributed by a plan participant, which vests immediately.

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Summary of 2015 Company Financial Performance and Equity Compensation

2015 Company Financial Performance. Revenues were approximately $106.6 million for the year ended December 31, 2015, a decrease of 0.5% from the prior year. The RF Solutions segment revenue increased $2.1 million (6%) in 2015 over 2014. Revenue from scanning receivers and in-building engineering services was lower than 2014, but the decrease was offset by the revenue generated from engineering services related to drive testing and staffing resulting from the acquisition of substantially all the assets of Nexgen Wireless, Inc. (“Nexgen”) in the first quarter of 2015. The Connected Solutions segment revenue decreased $2.8 million, or 4%. Within the Connected Solutions segment, revenue declined for cellular kitting and mobile tower products but increased for antenna products. PCTEL sold its mobile tower business assets in July 2015 and is no longer maintaining its mobile tower product portfolio.

Non-GAAP earnings per share of PCTEL common stock were $0.11 for the year ended December 31, 2015, a decrease of $0.37 per share, or 77%, from the prior year. The decrease reflects lower gross profit from lower revenue for scanners, in-building engineering services, cellular kitting and mobile towers, combined with higher operating costs from the acquisition of Nexgen Wireless in 2015 compared to the prior year.

PCTEL’s financial performance in 2015 as compared with its peer group was at the median for net profit margin, three-year total shareholder return and five-year total shareholder return, and between the 25th percentile and median for one-year revenue growth, three-year revenue growth, return on invested capital and one-year total shareholder return, all based upon the most recently publicly-available data collected by the Independent Compensation Consultant.

Awards Under the 2015 Short-Term Incentive Plan. For the purposes of determining the annual incentive award under the 2015 Short-Term Incentive Plan (“2015 STIP”), the Company’s performance was measured by (i) revenue growth in 2015 over 2014 revenue, and (ii) the increase of non-GAAP earnings per share of PCTEL common stock in 2015 over 2014 non-GAAP earnings per share. (The difference between non-GAAP earnings per share and GAAP earnings per share is the exclusion from non-GAAP earnings of stock-based compensation expense, amortization of intangible assets, restructuring charges, impairment charges, gain/ loss on the sale of product lines, non-cash income tax expense, legal settlement income beyond the related costs, and non-cash other income.) As has been the case over the past several years, the Board of Directors adopted a sliding scale on a non-linear basis for determining the incentive award under the 2015 STIP in order to produce no incentive award for low revenue and earnings growth, a small incentive award for average or slightly above-average revenue and earnings growth, and a sharply increasing incentive award for superior revenue and earnings growth. The payout factor (also referred to as the “target award percentage”) for 2015 if the Company achieved both metrics of the 2015 financial plan at target was 20%.

The target award percentages actually achieved by the Company in 2015 were below the threshold established by the aggressive 2015 STIP. Consequently, none of the participants received any payment under the 2015 STIP, as summarized in the table below:

Results of 2015 Short-Term Incentive Plan

Name	Maximum 2015 Potential Award as a % of Annual Salary (%)	Maximum 2015 Potential Award ($)	2015 Target Award(1) ($)	Award Paid ($)	Award Paid as a % of Annual Salary (%)
Martin H. Singer	130	579,150	115,830	—	—
John W. Schoen	100	261,000	52,200	—	—
Rishi Bharadwaj	90	204,930	40,986	—	—
Jeffrey A. Miller	100	291,000	58,200	—	—
David A. Neumann	100	238,500	47,700	—	—
Jigar Thakkar	80	158,400	31,680	—	—

(1)	The 2015 target award under the 2015 STIP for each NEO is calculated by multiplying such NEO’s Maximum 2015 Potential Award by 20% (i.e., the payout upon achievement of the target financial performance).

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Awards under the 2015 Long-Term Incentive Plan. The 2015 Long-Term Incentive Plan (the “2015 LTIP”) has a four year revenue goal to encourage long-term growth and imposes a penalty for failure to maintain consistent Adjusted EBITDA (as hereinafter defined). The 2015 LTIP is designed so that at the end of the initial two-year interim measuring period, the participants will receive an equity award if the Company’s actual revenue at the conclusion of that interim period exceeds the revenue threshold for such interim period. Because the first interim period for the 2015 LTIP will not end until December 31, 2016, no equity awards have yet been determined under the 2015 LTIP; however, the Company is not recording an expense for future awards under the 2015 LTIP at this time and the 2015 LTIP does not permit a “catch-up” in the second interim measuring period to compensate for a shortfall if there should be one in the first interim period ended on December 31, 2016.

The threshold revenue required for the 2014 LTIP was not reached at the conclusion of the first two-year measuring period on December 31, 2015, and accordingly the participants did not receive an award thereunder. The participants may receive an award under the 2014 LTIP if the revenue generated by the Company in the second two-year measuring period ending on December 31, 2017 exceeds the threshold; however, the Company is not recording an expense for future awards under the 2014 LTIP at this time. The 2014 LTIP does not permit a “catch-up” in the second interim measuring period to compensate for the shortfall in the first interim period that ended on December 31, 2015.

Other Equity Granted. As previously reported, in September 2015, the Board approved a one-time, serviced-based equity grant of 200,000 restricted shares to Mr. Singer, Chairman and Chief Executive Officer, not associated with the Company’s short- term or long-term incentive programs. The restricted shares vest on September 10, 2017 if Mr. Singer remains an employee on the date of vesting.

As previously reported, in November 2015 the Board approved a serviced-based equity grant of 75,000 restricted shares to each of Mr. Neumann, Senior Vice President and General Manager, RF Solutions, and Mr. Rishi Bharadwaj, Vice President and General Manager, Connected Solutions not associated with the Company’s short-term or long-term incentive programs. The restricted shares vest over four (4) years, with no restricted shares vesting in the first two years and 50% of the restricted shares vesting on each of the third and fourth anniversaries of the grant. Each recipient must be an employee of the Company on the applicable vesting date in order for his award to vest.

In addition, as previously reported in order to better align compensation incentives with long-term shareholder interest, reduce operating expenses and improve earnings, effective August 31, 2015, the Board of Directors approved a reduction in the base salary of each NEO and concurrently granted shares of the Company’s common stock correlated to the amount of the salary reduction, as further described in “2016 Implementation of the Principal Elements of Executive Compensation—Annual Salaries in 2016.”

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2016 Implementation of the Principal Elements of Executive Compensation

1. Annual Salaries in 2016.

CEO Salary. The salary of the Chief Executive Officer for 2016, 2015, and 2014 are set forth below:

Name	2016 $	2015 $	2014 $
Martin H. Singer(1)	445,500	495,000	495,000

(1)	As previously reported, in order to better align compensation incentives with long-term shareholder interest, reduce operating expenses and improve earnings, effective August 31, 2015, the Board of Directors approved a reduction in the base salary of the Chief Executive Officer and concurrently granted the Chief Executive Officer 14,100 shares of the Company’s common stock which is correlated to the amount of the salary reduction.

Salaries for Other Named Executive Officers. The salaries of the other NEOs for 2016, 2015, and 2014 are set forth below:

Salaries for Other Named Executive Officers

Name	2016 $	2015 $	2014 $
John W. Schoen(1)	261,000	290,000	290,000
Rishi Bharadwaj(1)(2)	227,700	230,000	—
Jeffrey A. Miller(1)(3)	230,000	300,000	300,000
David A. Neumann(1)	235,500	265,000	251,000
Jigar Thakkar(1)(4)	—	220,000	—

(1)	As previously reported, in order to better align compensation incentives with long-term shareholder interest, reduce operating expenses and improve earnings, effective August 31, 2015, the Board of Directors approved a reduction in the base salaries of the NEOs, and concurrently granted to each NEO shares of the Company’s common stock in an amount correlated to the salary reduction. Mr. Schoen received 8,300 shares for a 10% reduction in salary; Mr. Bharadwaj received 700 shares for a 1% reduction in salary; Mr. Miller received 2,600 shares for a 3% reduction in salary; Mr. Neumann received 7,600 shares for a 10% reduction in salary; and Mr. Thakkar received 6,300 shares for a 10% reduction in salary.

(2)	Mr. Bharadwaj became a named executive officer in 2015.

(3)	In addition to the reduction described in footnote (1), Mr. Miller’s salary was also reduced as of January 1, 2016 because, as the Senior Vice President of Global Sales for the RF Solutions segment, he will participate in a Sales Compensation Plan pursuant to which in addition to his salary he will earn commission based upon the sales of the entire RF Solutions segment. If he reaches his quota, Mr. Miller will earn commission of $125,000. The maximum amount of commission that Mr. Miller could earn under his Sales Compensation Plan at 200% of his quota is $312,500.

(4)	Mr. Thakkar joined PCTEL in connection with the acquisition of substantially all of the assets of Nexgen Wireless, Inc. on February 27, 2015 and he resigned effective November 10, 2015.

2. 2016 Short-Term Incentive Plan. The metrics used by the Company to measure its financial performance will be: (1) 2016 revenue, and (2) the increase of non-GAAP earnings per share of PCTEL common stock in 2016 over actual 2015 non-GAAP earnings per share, which is consistent with the 2015 STIP.

In order to drive and reward higher growth in revenue and earnings per share, for several years the Compensation Committee has used a sliding scale on a non-linear basis for determining the incentive award under Short-Term Incentive Plan. As is evidenced by the lack of awards earned under the 2015 STIP, the non-linear nature of the payout factors assures that there will be no incentive award for low revenue and earnings growth, a small incentive award for average or slightly above-average revenue and earnings growth and a sharply increasing incentive award for superior revenue and earnings growth.

For 2016, the Compensation Committee continued the differentiation among the NEOs based upon achievement of specific business segment goals. Those NEOs with business segment responsibilities will continue to have achievement of business segment goals weighted more heavily than achievement of corporate goals, and non-GAAP operating profit will continue to be weighted more heavily than revenue generation. (Non-GAAP earnings per share differs from GAAP earnings per share by the exclusion of stock-based compensation expense, amortization of intangible assets, restructuring charges, impairment charges, gain/loss on the sale of product lines, non-cash income tax expense, legal settlement income beyond the recovery of related costs, and non-cash other income. The difference between non-GAAP earnings per share at the corporate level and non-GAAP operating profit at the business segment level is (i) corporate expenses, (ii) other income and expenses, and (iii) income taxes.)

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The chart below depicts the resulting payout factors at various achievement levels of revenue and non-GAAP earnings per share of the Company for the corporate goals of Mr. Singer and Mr. Schoen. As was the case for 2015, in 2016 these corporate goals will be weighted 100% for Mr. Singer and Mr. Schoen, and corporate non-GAAP earnings per share will be weighted 80% with corporate revenue weighted 20%.

Corporate — Mr. Singer & Mr. Schoen

	Weight 20%		Weight 80%
	Revenue $ Millions	% Earned	Non-GAAP EPS	% Earned
	113.0	20.0%	$0.47	80.0%
	112.0	17.0%	$0.45	68.0%
	111.0	15.0%	$0.43	60.0%
	110.0	13.0%	$0.41	52.0%
	109.0	11.0%	$0.39	44.0%
	108.0	9.0%	$0.37	36.0%
Target	107.0	7.0%	$0.35	28.0%	Target
	<107.0	0.0%	$0.24	24.0%
			$0.20	20.0%
			$0.15	8.0%
			$0.11	0.0%

The chart below depicts the resulting payout factors which are applicable to Mr. Neumann at various achievement levels of (i) revenue and non-GAAP earnings per share at the corporate level and (ii) revenue and non-GAAP operating profit for the Company’s RF Solutions business segment. The RF Solutions business segment’s goals will be weighted 70% (rather than 60% as was the case in 2015) with the corporate goals weighted 30%; however, the weighting of the business segment’s non-GAAP operating profit goal has remained 80% with its revenue goal weighted 20%.

RF Solutions Segment — Mr. Neumann

	Total PCTEL				RF Solutions Segment
	Weight 6%		Weight 24%		Weight 14%		Weight 56%
	Revenue $ Millions	% Earned	Non-GAAP EPS	% Earned	Revenue $ Millions	% Earned	Non-GAAP Op. Profit ($M)	% Earned
	113.0	6.0%	$0.47	24.0%	41.2	14.0%	8.3	56.0%
	112.0	5.1%	$0.45	20.4%	40.8	11.9%	7.9	47.6%
	111.0	4.5%	$0.43	18.0%	40.5	10.5%	7.6	42.0%
	110.0	3.9%	$0.41	15.6%	40.1	9.1%	7.2	36.4%
	109.0	3.3%	$0.39	13.2%	39.7	7.7%	6.9	30.8%
	108.0	2.7%	$0.37	10.8%	39.4	4.0%	6.5	25.2%
Target	107.0	2.1%	$0.35	8.4%	39.0	2.8%	6.2	19.6%	Target
	<107.0	0.0%	$0.24	7.2%	<39.0	0.0%	4.2	16.8%
		0.0%	$0.20	6.0%		0.0%	3.5	14.0%
		0.0%	$0.15	2.4%		0.0%	2.6	5.6%
		0.0%	$0.11	0.0%		0.0%	1.9	0.0%

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The chart below depicts the resulting payout factors which are applicable to Mr. Bharadwaj at various achievement levels of (i) revenue and non-GAAP earnings per share at the corporate level and (ii) revenue and non-GAAP operating profit for the Company’s Connected Solutions business segment. The weighting of Connected Solutions business segment’s goals will be weighted 70% (rather than 60% as was the case in 2015) with the corporate goals weighted 30%; however, the weighting of the business segment’s non-GAAP operating profit goal has remained 80% with its revenue goal weighted 20%.

Connected Solutions Segment — Mr. Bharadwaj

	Total PCTEL - Corporate				Connected Solutions Segment
	Weight 6%		Weight 24%		Weight 14%		Weight 56%
	Revenue	%	Non-GAAP	%	Revenue	%	Non-GAAP	%
	$ Millions	Earned	EPS	Earned	$ Millions	Earned	Op. Profit ($M)	Earned
	113.0	6.0%	$0.47	24.0%	73.9	14.0%	13.8	56.0%
	112.0	5.1%	$0.45	20.4%	73.3	11.9%	13.2	47.6%
	111.0	4.5%	$0.43	18.0%	72.6	10.5%	12.7	42.0%
	110.0	3.9%	$0.41	15.6%	72.0	9.1%	12.1	36.4%
	109.0	3.3%	$0.39	13.2%	71.3	7.7%	11.5	30.8%
	108.0	2.7%	$0.37	10.8%	70.7	6.3%	10.9	25.2%
Target	107.0	2.1%	$0.35	8.4%	70.0	4.9%	10.3	19.6%	Target
	<107.0	0.0%	$0.24	7.2%	<70.0	0.0%	7.1	16.8%
			$0.20	6.0%			5.9	14.0%
			$0.15	2.4%			4.4	5.6%
			$0.11	0.0%			3.2	0.0%

The 2016 financial plan results in a 35% payout factor at the targeted 0.4% revenue growth and $0.24 non-GAAP earnings per share growth over 2015 revenue and non-GAAP earnings per share. This compares to the 2015 STIP that provided for a payout factor of 20% for achieving targeted 27.8% revenue growth and $0.12 non-GAAP earnings per share growth over 2014. The change in the payout factor was made to reflect the aggressive 218% increase in targeted non-GAAP earnings per share in 2016 over non-GAAP earnings per share in 2015. The Compensation Committee believes that the financial plan targets are challenging, but achievable with significant effort. The financial plan is determined by management and the Compensation Committee based upon recent performance levels, sales expectations, technology and industry factors, and overall economic conditions. It is approved by the Board of Directors.

In order to determine the actual incentive award amount received by any participant in the 2016 Short-Term Incentive Plan (“2016 STIP”), the payout factor determined by the tables above are weighted as applicable and multiplied by the participant’s maximum percentage of salary that can be earned as an incentive award (as determined by the Compensation Committee on an individual basis based upon performance and job responsibilities) and then multiplied by such participant’s annual salary. The Compensation Committee increased the maximum percentage of salary that can be earned as an incentive award in 2016 by 10% for Mr. Bharadwaj. The participation in the 2016 STIP by the NEOs is summarized in the table below:

		2016 Maximum Potential Award		2016 Target Award Upon Full Achievement of Financial Plan(1)
Name	2016 Salary ($)	As a % of Salary	($)	As a % of Salary	($)
Martin H. Singer	445,500	130	579,150	46	202,703
John W. Schoen	261,000	100	261,000	35	91,350
Rishi Bharadwaj	227,700	100	227,700	35	79,695
David A. Neumann	238,500	100	238,500	35	83,475

(1)	The 2016 target award for each NEO under the 2016 STIP is calculated by multiplying such NEO’s maximum potential incentive award by 35% (i.e., the payout factor at target).

The incentive award amount under the 2016 STIP will be paid to the participants in restricted shares. The number of shares granted will be based on the total dollar value of the award divided by the closing price of PCTEL common stock as presented by NASDAQ on the date of grant.

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4. 2016 Long-Term Incentive Plan. Under the respective long-term incentive plans adopted in 2014 (“2014 LTIP”) and 2015 (“2015 LTIP”), a four-year revenue goal was set with two-year interim measuring periods at which awards based upon revenue attainment would be granted. The interim measuring periods under the 2014 LTIP end on December 31, 2015 and 2017, and the interim measuring periods for the 2015 LTIP end on December 31, 2016 and 2018. By design, no awards were available in the first year of the 2014 LTIP or the 2015 LTIP. Primarily as a result of the unexpected loss of the principal customer of its newly-acquired analytics and services business in 2015, as well as unanticipated declines in network engineering services due to reduced capital spending by telecommunications carriers, slower than expected capital spending in China, and the weakened demand for mobile towers resulting from the drop in oil prices, the Company did not reach its 2015 revenue goals. As a result, there was no payment to any participant under the 2014 LTIP at the end of the first interim period on December 31, 2015. The Company is not recording any expense under GAAP in connection with the second interim period of the 2014 LTIP or the 2015 LTIP at this time.

In addition to no payments being made in 2014 or 2015 under the LTIP programs, there were no payments under the 2015 Short-Term Incentive Plan (see “Summary of 2015 Company Financial Performance and Equity Compensation—Awards under the 2015 Short-Term Incentive Plan) and no salary increases in 2016 (see “2016 Implementation of the Principal Elements of Executive Compensation—Annual Salaries in 2016”). Accordingly, the Compensation Committee has adopted a new design for the 2016 Long-Term Incentive Plan (“2016 LTIP”). While the Compensation Committee has continued to set aggressive revenue and non- GAAP earnings goals for the 2016 Short-Term Incentive Plan, the Compensation Committee focused on (i) simplifying and creating consistency in the Company’s long-term incentives, (ii) eliminating the overlap with the Short-Term Incentive Plan metrics, and (iii) retaining executive talent important to the Company’s future. The 2016 LTIP adopted by the Committee is service-based with the incentives vesting in equal annual increments over a four-year period. Each NEO must be an employee of the Company on the respective vesting dates in order for him to receive the vested portion of the incentive.

2016 Long-Term Incentive

Name	# of Shares
Martin H. Singer	—
John W. Schoen	20,000
Rishi Bharadwaj	30,000
Jeffrey A. Miller	20,000
David A. Neumann	30,000
100,000

Overall, the total long-term equity to be granted by the Company to Mr. Bharadwaj and Mr. Neumann, general managers of the respective segments of the Company, under the 2016 LTIP is between the median and the 75th percentile for long-term incentives based on survey data provided by the Compensation Committee’s Independent Compensation Consultant. The total long- term equity to be granted by the Company to Mr. Schoen and Mr. Miller under the 2016 LTIP is at or near the 25th percentile for long-term incentives based on survey data provided by the Compensation Committee’s Independent Compensation Consultant. See “Responsibilities of the Compensation Committee—Survey Data, Peer Groups and the Use of Industry Benchmarking Data.” Mr. Singer is not participating in the 2016 LTIP, but received an equity grant in 2015 which will vest in 2017 upon satisfaction of the condition pertaining thereto. (See “Summary of 2015 Company Financial Performance and Equity Compensation—Other Equity Granted”.)

5. Change of Control and Severance Arrangements. The Company offers retention benefits to its NEOs and certain of its other executive officers upon the occurrence of certain events surrounding a Change of Control in order to induce the executives to continue to contribute to the success of the Company in the transition period and the post-acquisition period to the extent permitted by the successor or acquirer. A “Change of Control” is any merger, reorganization or acquisition of the Company (including by way of sale of all or substantially all of the Company’s assets) in which a majority of the voting control of the Company is transferred. The retention benefits offered by the Company to certain executive officers in connection with a Change of Control are based on a “double trigger” structure requiring both (i) a completed Change of Control event, and (ii) either (x) an involuntary termination of such executive officer’s employment within 12 months following such Change of Control event other than as a result of cause, disability or death (an “Involuntary Termination”), or (y) a termination by the executive officer of his or her employment pursuant to a Voluntary Termination for Good Reason (as such capitalized terms are defined in the applicable Management Retention Agreement). The principal retention benefits available to the participating executive officers upon satisfaction of both triggers are a lump sum payment of a specified percentage of annual salary, acceleration of 100% of any then unvested equity incentives, and Company-paid healthcare benefits for a specified period of time, all as indicated in the table below. The Compensation Committee believes that the level of these benefits would not, in the aggregate, represent a financial deterrent to a buyer or successor entity in considering a combination transaction with the Company.

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Under their employment and/or severance benefit agreements with the Company, the NEOs and certain other executive officers are also entitled to severance and related benefits in connection with (i) the Involuntary Termination of their employment, and (ii) a termination by the NEO of his or her employment pursuant to a Voluntary Termination for Good Reason (as defined in the applicable Management Retention Agreement) in each case, unassociated with a Change of Control. The principal severance benefits include salary continuation, acceleration of the vesting of certain equity awards, and Company-paid healthcare benefits for a specified period of time. In addition, upon the occurrence of an involuntary termination (or, with respect to the CEO, death or disability), severance benefits include vesting of any equity awards which are scheduled to vest within the following 12 months.

In the case of the CEO, severance benefits resulting from involuntary termination also include payment of the maximum potential incentive award under the Short-Term Incentive Plan; in the event of death or disability, the amount of the incentive award that would be paid under the Short-Term Incentive Plan would be based on the actual amount of the incentive award determined for the year in which death or disability occurred, pro-rated for such year based on the date of death or disability. The Company’s current employment agreement with Mr. Singer also imposes a non-competition and non-solicitation covenant for a period of 12 months from his termination date in connection with his separation from the Company, including in the event of a Change of Control that is followed by the involuntary termination of his employment.

The table below and the summary of retention arrangements related to benefits associated with severance or a Change of Control of the Company should be read in conjunction with the tables entitled “Potential Payments Upon Termination as of December 31, 2015” and “Potential Payments Upon Change of Control as of December 31, 2015” in “Executive Compensation and Other Matters” on page 39.

	Severance Benefits ( i.e., Involuntary Termination				Change of Control Benefits (i.e., Involuntary Termination
	Not Related to a Change of Control)				Within 12 Months of a Change of Control)
			Acceleration	Acceleration	Multiple of			Acceleration
			of Unvested	of Unvested	Annual Salary		Acceleration	of Unvested
	Salary	Healthcare	Options	Restricted Shares	(Paid in	Healthcare	of Unvested	Restricted
Name	Continuation	(in months)	(in months)	(in months)(2)	Lump Sum)	(in months)	Options	Shares(3)
Martin H. Singer	12 months(1)	Up to 18 months	12 months	12 months	2.75x	Up to 12 months	100%	100%
John W. Schoen	12 months	Up to 12 months	12 months	12 months	2x	Up to 12 months	100%	100%
Rishi Bharadwaj	12 months	Up to 12 months	12 months	12 months	2x	Up to 12 months	100%	100%
Jeffrey A. Miller	12 months	Up to 12 months	12 months	12 months	2x	Up to 12 months	100%	100%
David A. Neumann	12 months	Up to 12 months	12 months	12 months	2x	Up to 12 months	100%	100%
Jigar Thakkar(4)	NA	NA	NA	NA	NA	NA	NA	NA

(1)	Includes both annual salary and 100% of the maximum potential incentive award payable under the Short-Term Incentive Plan in the year of termination.

(2)	The occurrence of an involuntary termination (other than for cause) during an annual performance period will result in an immediate vesting of all unvested service-based equity awards. With respect to performance-based equity awards, an involuntary termination of an NEO will result in the immediate vesting of his performance-based equity awards established for the period in which the termination occurred (including the then-current Interim Period under the 2014 LTIP and 2015 LTIP), but he loses the right to earn any performance-based equity for any future performance periods.

(3)	Upon the occurrence of a Change of Control, performance-based equity awards will automatically convert into service-based equity awards with no performance contingencies, but the vesting requirements (as stated in the applicable management retention agreement) will continue to pertain to the equity award; however, in the event of the involuntary termination of any NEO within 12 months following a Change of Control, such NEO’s equity award will immediately vest.

(4)	Mr. Thakkar joined PCTEL in connection with the acquisition of substantially all of the assets of Nexgen Wireless, Inc. on February 27, 2015 and he resigned effective November 10, 2015.

6. Other Benefits. No material changes have been made to the medical benefits or other standard benefits received by NEOs to date in 2016. See “Summary of Principal Elements of Executive Compensation—Medical and Other Standard Benefits” for additional information.

CEO Total Direct Compensation

Mr. Singer’s total target compensation for 2016 (consisting solely of salary, target award under the 2016 STIP and target award under the 2016 LTIP) equates to $648,203, representing a decrease from 2015 target total compensation of $843,700 and an increase from actual total compensation of $559,293 received in 2015 as salary and short-term and long-term incentives. In addition to the compensation referenced in the preceding sentence, the CEO received an additional equity grant in 2015, as described in “Summary of 2015 Company Financial Performance and Equity Compensation—Other Equity Awards”. The CEO’s total target compensation for 2016 (inclusive of the elements listed above) if the Company achieves the financial plan targets for revenue and non-GAAP earnings per share is below the 25th percentile of comparable companies based on the market consensus data gathered by the Independent Compensation Consultant from survey and peer group executive compensation information. If the Company

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exceeds the target growth in revenue and non-GAAP earnings per share, then as a result of the sliding scale of the 2016 STIP (as described in “2016 Implementation of the Principal Elements of Executive Compensation—2016 Short-Term Incentive Plan”), the CEO could achieve total compensation above the median. The Committee believes that Mr. Singer’s total direct target compensation for 2016 is appropriate.

General Terms of Equity Grants

Stock Plan. All equity issued by the Company (whether as restricted stock or stock options, and whether granted under the Short-Term Incentive Plan, the Long-Term Incentive Plan or otherwise) is issued under the Stock Plan. The Stock Plan was originally approved by the stockholders in 1997 as the “1997 Stock Plan,” and was amended and restated in 2010 to replace the then current 1997 Stock Plan and the 1998 Director Stock Option Plan. It was further amended and restated at the 2015 annual meeting and was renamed as the “Stock Plan”.

Material Terms of Stock Option Grants. Stock options are granted to non-executive new hires from time to time. The Compensation Committee has never re-priced previously granted stock options where the trading price of the Company’s stock is less than the exercise price of the stock options, and the Stock Plan expressly prohibits such re-pricing of previously granted stock options.

Administrative Protocols in Stock Option and Restricted Stock Grants. The Company adopted a Statement of Administrative Policy in November 2006, codifying approved procedures in respect of award grants under the Stock Plan. This policy is administered by the Compensation Committee and will also be applicable to the Stock Plan. The key elements of the policy are as follows:

•	The meeting date of the Compensation Committee or the Board of Directors, as the case may be, is the grant date of any approved award, unless the Compensation Committee or Board of Directors expressly identifies a future date as the grant date of the award (discussed below).

•	Where a written consent of the Compensation Committee or the Committee Chair is used to approve an equity award, the date of the last signature required on the consent, or the date of the signature of the Committee Chair, as applicable, constitutes the grant date of the award.

•	Award grant documentation is dated as of the grant date.

•	Where a stock option or restricted stock award is required to be priced at the fair market value of the underlying Company stock, the closing price of the stock as reported by NASDAQ on the grant date is selected to represent that value.

•	Neither the Compensation Committee nor the Board of Directors will authorize a grant of stock options or other equity incentive awards (with the exception noted in the paragraph below) to executive officers or key managers during a quarterly “quiet period.” A “quiet period” is the time during which the executive officers and key managers of the Company may be presumed to be in possession of non-public information concerning the financial performance of the Company, beginning with the close of the market on the last trading day of the first full week of the last month of each fiscal quarter (but no later than the close of the tenth calendar day of such month), and continuing until the opening of the market on the third trading day following the date of the Company’s public release of earnings and other financial information for a particular fiscal quarter or year end. If stock options or other equity incentive awards (with the exception noted in the paragraph below) for individuals in this group are authorized by the Compensation Committee or the Board of Directors during such a “quiet period”, the Compensation Committee or Board of Directors will identify a future date as the grant date of the award, and will identify the reported closing price of PCTEL common stock on the future grant date as the fair market value of the award. This future grant date typically falls on the third day following the Company’s earnings release for the financial period.

•	Where performance shares or restricted stock awards that are not dollar-denominated are approved, a grant date during a quarterly “quiet period” is permitted, since these awards are not price-sensitive on the date of grant. When the Company pays incentive awards to executive officers and key managers under the Short-Term Incentive Plan in shares of stock rather than cash, these grants are dollar-denominated, and, therefore, have been awarded subject to a future grant date corresponding with the third day following the Company’s quarterly earnings release.

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Stock Ownership Guidelines

In order to align further the interests of the Company’s NEOs with the interests of the stockholders, the Board of Directors adopted a policy that prescribes ownership levels of PCTEL common stock. The CEO is required to maintain PCTEL common stock with a value equal to twice his annual salary and each other NEO is required to maintain PCTEL common stock with a value equal to his annual salary. All of the NEOs are in compliance with the Stock Ownership Guidelines.

Section 162(m) of the Internal Revenue Code

Under Section 162(m) of the Code, the Company is able for federal tax purposes to deduct compensation paid to the NEOs only if the compensation for each such executive officer is less than $1 million during the fiscal year or is “performance-based” as defined under Section 162(m). Although it is the objective of the Compensation Committee to seek to qualify all executive compensation as deductible, in order to provide flexibility and to ensure that the executive compensation programs remain competitive, the Compensation Committee has not adopted a policy with this objective. In June 2015, the Board of Directors adopted and the stockholders approved an Amended and Restated Stock Plan governing the equity awards granted thereunder for purposes of Section 162(m) of the Code. In 2015, all compensation paid to the NEOs of the Company was below $1 million threshold under Section 162(m) for purposes of corporate tax deductibility.

Adjustment of Awards

The Company’s financial statements and the related financial performance goals and measures used by the Compensation Committee as the basis for executive compensation have not been subject to subsequent revision or restatement. As a result, the Compensation Committee has never been required to consider an adjustment of an award. However, if such a circumstance were to occur, the Compensation Committee and the Board of Directors would consider all appropriate remedial measures, which may include the recovery of amounts that were inappropriately awarded to an individual executive officer or key manager.

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COMPENSATION COMMITTEE REPORT

The following report shall not be deemed incorporated by reference in any filing under the federal securities laws by virtue of any general incorporation of this proxy statement by reference and shall not otherwise be treated as filed under the federal securities laws.

The Compensation Committee of the Board of Directors has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K under the Securities Exchange Act of 1934, as amended, and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into the Company’s 2015 Annual Report on Form 10-K.

The Compensation Committee Brian J. Jackman (Chair) Cindy K. Andreotti Gina Haspilaire Steven D. Levy

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EXECUTIVE COMPENSATION AND OTHER MATTERS

The following table presents the compensation of the NEOs for the fiscal years ended December 31, 2015, 2014 and 2013:

Summary Compensation Table

Name	Year	Salary(1) ($)	Bonus ($)	Stock Awards(2) ($)	Option Awards(3) ($)	Non-Equity Incentive Plan Compensation(4) ($)	All Other Compensation(5) ($)	Total ($)
Martin H. Singer	2015	478,500	—	1,512,793	—	—	38,446	2,029,739
	2014	491,500	—	223,826	—	28,958	27,924	772,208
	2013	478,250	—	—	252,737	368,428	36,704	1,136,119
John W. Schoen	2015	280,333	—	179,559	—	—	27,644	487,536
	2014	290,000	—	111,913	—	12,398	27,205	441,516
	2013	273,750	—	43,300	122,689	159,933	27,236	626,908
Rishi Bharadwaj(6)	2015	224,233	—	519,261	—	—	26,245	769,739
Jeffrey A. Miller	2015	297,000	—	146,898	—	—	31,540	475,438
	2014	300,000	—	143,886	—	5,940	31,276	481,102
	2013	300,000	—	—	153,360	193,023	31,605	677,988
David A. Neumann	2015	252,667	—	602,798	—	—	29,239	884,704
	2014	247,000	—	183,852	—	49,359	29,063	509,274
	2013	235,000	—	23,520	115,019	115,201	27,252	515,992
Jigar Thakkar(6)	2015	149,177	—	846,099	—	—	36,186	1,031,462

(1)	The amounts shown reflect the actual amounts paid as salary during fiscal years 2015, 2014 and 2013.

(2)	The amounts shown do not reflect compensation actually received by the NEO in the year indicated. Instead, the amounts shown represent the aggregate fair value (determined on the grant date) of the restricted stock granted in the year indicated, calculated pursuant to the Statement of Financial Account Standards Codification Topic 718. For a discussion of the valuation assumptions, see Note 10 to the Company’s consolidated financial statements included in the Annual Report on Form 10-K for the year ended December 31, 2015.

The stock awards include: (i) restricted stock granted concurrently with the reduction in each NEO’s salary in August 2015, as described in footnote (1) of each of the tables under “Compensation Discussion and Analysis — 2016 Implementation of the Principal Elements of Executive Compensation — Annual Salaries in 2016” above; (ii) restricted stock granted as set forth in “Compensation Discussion and Analysis – Summary of 2015 Company Financial Performance and Equity Compensation – Other Equity Granted” above, (iii) restricted stock granted pursuant to the Long-Term Incentive Plan in effect for the year indicated; and (iv) with respect to Mr. Thakkar, 100,000 restricted shares granted in connection with his employment with the Company following the acquisition of Nexgen Wireless, Inc. The actual value that may be realized from the restricted stock awards described in subsections (i) through (iv) is contingent upon the NEO remaining an employee of the Company on the vesting date. The actual value that may be realized from the restricted stock awards under each of the 2015 Long-Term Incentive Plan (“2015 LTIP”) and the 2014 Long-Term Incentive Plan (“2014 LTIP”), as mentioned in subsection (iii), is also contingent upon satisfaction of the conditions to vesting in that award. The amounts shown in the table below include the value of performance-based restricted shares granted under the 2015 LTIP in 2015 and under the 2014 LTIP in 2014. The table indicates various values of the performance shares at different levels of achievement (i.e., at threshold and target) using the price on the grant date, as well as the estimated value of the share grants based upon performance conditions. The amounts reflected are not indicative of the compensation actually received in such years:

Name	Year	Threshold in Shares #	Value @ Threshold ($)	Target in Shares #	Value @ Target ($)	Estimated Value as of 12/31/2015 ($)
Martin H. Singer	2015	9,375	82,500	25,000	220,000	—
	2014	10,500	88,935	28,000	237,160	—
John W. Schoen	2015	5,625	49,500	15,000	132,000	—
	2014	5,250	44,468	14,000	118,580	—
Rishi Bharadwaj	2015	5,625	49,500	15,000	132,000	—
Jeffrey A. Miller	2015	5,625	49,500	15,000	132,000	—
	2014	6,750	57,173	18,000	152,460	—
David A. Neumann	2015	7,500	66,000	20,000	176,000	—
	2014	8,625	73,054	23,000	194,810	—
Jigar Thakkar	2015	—	—	—	—	—

34

(3)	Amounts shown do not reflect compensation actually received by the NEO in the year indicated. Instead, the amounts shown represent the aggregate fair value (determined on the grant date) of the options granted in the year indicated, calculated pursuant to the Statement of Financial Account Standards Codification Topic 718. For a discussion of the valuation assumptions, see Note 10 to the Company’s consolidated financial statements included in the Annual Report on Form 10-K for the year ended December 31, 2015. The actual value that may be realized from an option award is contingent upon the satisfaction of the conditions to vesting in that award. The amounts shown include the value of performance-based, service-vesting options granted in fiscal year 2013 at the grant date based upon the probable outcome of the performance conditions. The table below summarizes various values of performance options at different payout levels using the Black Sholes Model on the grant date and are not indicative of the compensation actually received in such year:

Name	Year	Service Based Options #	Value $	Performance Based Options @ Target #	Value @ Target ($)	Additional Value @ Maximum Payout ($)
Martin H. Singer	2013	—	—	80,000	222,568	55,642
John W. Schoen	2013	20,000	57,451	20,000	57,451	14,363
Jeffrey A. Miller	2013	25,000	71,814	25,000	71,814	17,953
David A. Neumann	2013	18,750	53,860	18,750	53,860	13,467

(4)	The values shown for 2014 and 2013 reflect that the incentive awards were paid in cash under the Short-Term Incentive Plans in 2014 and 2013. The details of the 2015 STIP are discussed under “Compensation Discussion and Analysis — Summary of 2015 Company Financial Performance and Equity Compensation — Awards Under the 2015 Short-Term Incentive Plan.” above.

(5)	The values shown represent payments by the Company for each NEO of matching contributions under 401(k) plan, group life insurance premiums, healthcare premiums, and dividends on unvested restricted shares of PCTEL common stock. The contributions exceeding $10,000 are (i) healthcare premiums of $16,165, $15,819 and $14,191 for Mr. Singer in 2015, 2014 and 2013, respectively; $11,311 and $11,071 for Mr. Schoen in 2015 and 2014, respectively; $15,296 for Mr. Bharadwaj in 2015; $16,165, $15,819 and $14,191 for Mr. Miller in 2015, 2014 and 2013, respectively; and $16,165, $15,819 and $13,403 for Mr. Neumann in 2015, 2014 and 2013, respectively; $12,407 for Mr. Thakkar in 2015; (ii) total dividends on unvested restricted shares of PCTEL common stock of $10,705 and $11,408 for Mr. Singer in 2015 and 2014, respectively, and $15,315 for Mr. Thakkar in 2015; and (iii) 401(k) match in 2015 of $10,600 for Messrs. Singer, Schoen, Miller and Neumann. Except as noted above, none of the benefits included in the column entitled “All Other Compensation” exceeded $10,000 individually for a NEO in 2015, 2014 or 2013.

(6)	Mr. Bharadwaj and Mr. Thakkar each became an NEO in 2015. Mr. Thakkar joined PCTEL in connection with the acquisition of substantially all of the assets of Nexgen Wireless, Inc. on February 27, 2015 and he resigned effective November 10, 2015. Mr. Thakkar was not a participant in the 2015 LTIP and he will not satisfy the conditions for vesting in the other stock awards.

35

The following table provides information on equity awards granted in fiscal 2015 to each of the NEOs:

Grants of Plan-Based Awards for the Fiscal Year Ended December 31, 2015

								All Other Stock; Number of Shares of Stock or Units #	Exercise or Base Price of Option Awards ($)	Grant Date Fair Value of Stock and Option Awards ($) $

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)
Name	Grant Date(3)	Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)
Martin H. Singer	3/19/2015	11,583	115,830	579,150	—	—	—	—	—	—
	3/19/2015	—	—	—	82,500	220,000	220,000	—	—	—
	9/1/2015	—	—	—	—	—	—	14,100	—	80,793
	9/10/2015	—	—	—	—	—	—	200,000	—	1,212,000

John W. Schoen	3/19/2015	5,220	52,200	261,000	—	—	—	—	—	—
	3/19/2015	—	—	—	49,500	132,000	132,000	—	—	—
	9/1/2015	—	—	—	—	—	—	8,300	—	47,559

Rishi Bharadwaj	3/19/2015	1,230	40,986	204,930	—	—	—	—	—	—
	3/19/2015	—	—	—	49,500	132,000	132,000	—	—	—
	9/1/2015	—	—	—	—	—	—	700	—	4,011
	11/19/2015	—	—	—	—	—	—	75,000	—	383,250

Jeffrey A. Miller	3/19/2015	1,746	58,200	291,000	—	—	—	—	—	—
	3/19/2015	—	—	—	49,500	132,000	132,000	—	—	—
	9/1/2015	—	—	—	—	—	—	2,600	—	14,898

David A. Neumann	3/19/2015	1,506	47,700	238,500	—	—	—	—	—	—
	3/19/2015	—	—	—	66,000	176,000	176,000	—	—	—
	9/1/2015	—	—	—	—	—	—	7,600	—	43,548
	11/19/2015	—	—	—	—	—	—	75,000	—	383,250

Jigar Thakkar(4)	2/27/2015	—	—	—	—	—	—	100,000	—	810,000
	3/19/2015	950	31,680	158,400	—	—	—	—	—	—
	9/1/2015	—	—	—	—	—	—	6,300		36,099

(1)	The amounts shown represented potential payments under the 2015 STIP. The principal terms of the 2015 STIP are discussed under “Compensation Discussion and Analysis — Summary of 2015 Company Financial Performance and Equity Compensation — Awards Under the 2015 Short-Term Incentive Plan.”

(2)	The amounts shown represented potential payments under the 2015 LTIP. The principal terms of the 2015 LTIP are discussed under “Compensation Discussion and Analysis – Summary of 2015 Company Financial Performance and Equity Compensation – Awards Under the 2015 Long-Term Incentive Plan.” The values shown reflect the fair market value of the shares on the grant date calculated pursuant to Statement of Financial Accounting Codification Topic 718. The assumptions the Company uses in calculating these amounts are discussed in Note 10 to the financial statements for the fiscal year ended December 31, 2015 which were filed with the Annual Report on Form 10-K for the fiscal year ended December 31, 2015.

(3)	Grant dates are the date the applicable grant was approved by the Compensation Committee and the Board of Directors.

(4)	Mr. Thakkar joined PCTEL in connection with the acquisition of substantially all of the assets of Nexgen Wireless, Inc. on February 27, 2015 and he resigned effective November 10, 2015.

36

Outstanding Equity Awards at Fiscal Year End December 31, 2015

	Option Awards					Stock Awards
										Equity
										Incentive
										Plan
									Equity	Awards:
									Incentive	Market
									Plan	or Payout
				Equity					Awards:	Value of
				Incentive				Market	Unearned	Unearned
				Plan Awards:			Number	Value of	Shares	Shares,
	Number of	Number of		Number of			of Shares	Shares	Units or	Units or
	Securities	Securities		Securities			or Units	or Units	Other	Other
	Underlying	Underlying		Underlying			of Stock	of Stock	Rights	Rights
	Unexercised	Unexercised		Unexercised	Option		That	That	That That	That
	Options	Options		Unearned	Exercise	Option	Have Not	Have Not	Have Not	Have Not
	(Exercisable)	(Unexercisable)	Grant	Options	Price	Expiration	Vested(1)	Vested(2)	Vested(3)	Vested(2)
Name	(#)	(#)	Date	(#)	($)	Date	(#)	($)	(#)	($)
Martin H. Singer	90,844	—	4/9/2013	—	7.16	4/9/2020	—	—	—	—
	30,000	—	5/1/2006	—	10.56	5/1/2016	—	—	—	—
	132,000	—	8/1/2006	—	9.16	8/1/2016	—	—	—	—
				—			214,100	974,155	53,000	241,150
John W. Schoen	32,033	10,678	4/9/2013	—	7.16	4/9/2020	—	—	—	—
				—			27,957	125,839	29,000	131,950
Rishi Bharadwaj	27,000	9,000	4/9/2013	—	7.16	4/9/2020	—	—	—	—
				—			75,700	344,435	30,000	136,500
Jeffrey A. Miller	40,041	13,347	4/9/2013	—	7.16	4/9/2020	—	—	—	—
				—			19,757	89,894	33,000	150,150
David A. Neumann	30,031	10,010	4/9/2013	—	7.16	4/9/2020	—	—	—	—
							84,100	382,655	43,000	195,650
Jigar Thakkar(4)	—	—		—	—		—	—	—	—

(1)	For Mr. Singer, 14,100 shares vest on September 1, 2016 and 200,000 shares vest on September 10, 2017. For Mr. Schoen 8,300 vest on September 1, 2016, 17,157 vest on January 2, 2017, and the remaining 2,500 shares vest one-fourth each year commencing one year after the grant date. For Mr. Bharadwaj, 700 shares vest on September 1, 2016 and 37,500 vest on each of November 19, 2018 and November 19, 2019. For Mr. Miller, 2,600 shares vest on September 1, 2016 and 17,157 shares vest on January 2, 2017. For Mr. Neumann, 7,600 shares vest on September 1, 2016, 37,500 vest on each of November 19, 2018 and November 19, 2019, and the remaining 1,500 shares vest one-fourth each year commencing one year after the grant date.

(2)	The market value is calculated by multiplying the number of shares that have not vested by $4.55, the closing price of PCTEL common stock price as of December 31, 2015.

(3)	The shares granted under the Long-Term Incentive Plans for 2015 and 2014 vest in two interim periods. Such Long-Term Incentive Plans are designed so that at the end of the initial two-year interim measuring period, the participants will receive an equity award if the Company’s actual revenue at the conclusion of the interim period exceeds the interim revenue threshold. The equity award received by participants increases in a linear progression as the Company’s revenue for the interim period increases above the threshold up to the target revenue goal. At the end of the second interim period, the participants will receive an equity award if the Company’s actual revenue for the entire four-year period exceeds the revenue threshold for such period.

(4)	Mr. Thakkar joined PCTEL in connection with the acquisition of substantially all of the assets of Nexgen Wireless, Inc. on February 27, 2015 and he resigned effective November 10, 2015.

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The table below shows the number of shares of PCTEL common stock acquired during fiscal 2015 by the NEOs upon the exercise of stock options or the vesting of stock awards:

Option Exercises and Stock Vested at Fiscal Year End December 31, 2015

	Option Awards		Stock Awards
	Number of		Number of
	Shares Acquired	Value Realized	Shares Acquired	Value Realized
	on Exercise	on Exercise	on Vesting	on Vesting(1)
Name	(#)	($)	(#)	($)
Martin H. Singer	—	—	—	—
John W. Schoen	—	—	5,984	45,542
Rishi Bharadwaj	—	—	6,959	55,811
Jeffrey A. Miller	—	—	4,734	37,967
David A. Neumann	—	—	5,597	44,415
Jigar Thakkar	—	—	—	—

(1)	The value represents the closing price of PCTEL common stock as represented by the NASDAQ Global Select Market as of the vesting date multiplied by the number of shares that vested on such date.

Nonqualified Deferred Compensation for the Fiscal Year Ended December 31, 2015

				Aggregate
	Executive	Company		Withdrawals/	Aggregate Balance
	Contributions	Contributions	Aggregate Earnings	Distributions	as of
	in 2015	in 2015	in 2015	in 2015	December 31, 2015
Name	($)	($)	($)	($)	($)
Martin H. Singer	—	—	(7,960)	764,723	—
John W. Schoen	—	—	—	31,896	—
Rishi Bharadwaj	—	—	—	—	—
Jeffrey A. Miller	—	—	(785)	41,132	—
David A. Neumann	—	—	(2,389)	126,307	—
Jigar Thakkar	—	—	—	—	—

The Executive Deferred Compensation Plan terminated in December 2013 and was liquidated in January 2015.

	Amounts Included	Amounts Included in
	in Both Nonqualified	Nonqualified Deferred
	Deferred Compensation	Compensation Table
	Table and Summary	previously Reported in
	Compensation Table	Prior Years’ Summary
	for 2015	Compensation Table
Name	($)	($)
Martin H. Singer	—	772,683
John W. Schoen	—	31,896
Rishi Bharadwaj	—	—
Jeffrey A. Miller	—	41,917
David A. Neumann	—	128,696
Jigar Thakkar	—	—

38

Potential Payments Upon Termination
as of December 31, 2015

The following table estimates amounts payable to the NEOs as if an involuntary termination had occurred on December 31, 2015:

Severance Benefits(1)(6) (i.e., Involuntary Termination Not Related to a Change of Control or Occurring More Than 12 Months After a Change of Control)
	Salary(3)	Short Term Incentive Plan(3)	Healthcare(4)	Option Acceleration	Restricted Shares Acceleration(5)	Total
Name	($)	($)	($)	($)	($)	($)
Martin H. Singer(2)	445,500	579,150	23,535	—	64,155	1,112,340
John W. Schoen	261,000	—	10,992	—	43,453	315,445
Rishi Bhardawaj	227,700	—	14,820	—	3,185	245,705
Jeffrey A. Miller	291,000	—	15,690	—	11,830	318,520
David A. Neumann	238,500	—	15,690	—	37,993	292,183
Jigar Thakkar(7)	NA	NA	NA	NA	NA	NA

(1)	The amounts set forth in the table assume that termination of the NEO’s employment occurred unrelated to, or more than 12 months after, a Change of Control as a result of (i) an involuntary termination by Company of the NEO’s employment other than for “Cause, Death or Disability” as such capitalized terms are defined in the applicable Management Retention Agreement (an “Involuntary Termination”) or (ii) a “Voluntary Termination for Good Reason.” If an NEO’s employment (other than the CEO’s employment) were terminated for reasons other than the foregoing, such NEO would not be entitled to receive any severance benefit. The material terms of the severance benefits set forth in the agreements that the Company has with each NEO are described in greater detail under “Compensation Discussion and Analysis–Change of Control and Severance Arrangements” above.

(2)	If the CEO’s employment were terminated for cause, he would not be entitled to receive any severance benefit. If the CEO’s employment were terminated as a result of death or disability which occurred unrelated to, or more than 12 months after, a Change of Control, he would be entitled to the amounts set forth in this table.

(3)	The amount set forth as salary represents 12 months of annual base salary paid on a continuing basis in accordance with normal payroll procedures. In addition, Mr. Singer is entitled to payment of 100% of his maximum potential incentive award under the 2015 STIP.

(4)	The amount set forth for healthcare represents the current Company contribution rate of 80% paid by the Company for healthcare coverage for up to 12 months (or in case of Mr. Singer for up to 18 months.)

(5)	Except in the event of a termination for cause, service-based restricted shares partially accelerate as if the NEO had continued to be employed for 12 months. The value represents the number of shares accelerated (assuming vesting through December 31, 2016) multiplied by $4.55, the closing price of PCTEL common stock as of December 31, 2015.

(6)	The Company has calculated the impact of Section 280G of the Code as applied to payments made in connection with a Change of Control (“parachute” payments). No excise tax under Sections 280G and 4999 of the Code applies. The assumptions used to determine whether an excise tax was required were based on a Change of Control date of December 31, 2015. All equity which was assumed accelerated in such calculation was valued at $4.55 per share.

(7)	Mr. Thakkar joined PCTEL in connection with the acquisition of substantially all of the assets of Nexgen Wireless, Inc. on February 27, 2015 and he resigned effective November 10, 2015.

Potential Payments Upon Change of Control
as of December 31, 2015

The following table estimates amounts payable to the NEOs as if a Change of Control had occurred on December 31, 2015:

Change Of Control Benefits(1)(5) (i.e., Involuntary Termination Within 12 Months of a Change of Control)
	Salary(2)	Healthcare(3)	Option Acceleration	Restricted Shares Acceleration(4)	Total
Name	($)	($)	($)	($)	($)
Martin H. Singer	1,225,125	15,690	—	1,151,605	2,392,420
John W. Schoen	522,000	10,992	—	227,304	760,296
Rishi Bharadwaj	455,400	14,820	—	446,810	917,030
Jeffrey A. Miller	582,000	15,690	—	199,094	796,784
David A. Neumann	477,000	15,690	—	525,980	1,018,670
Jigar Thakkar(6)	NA	NA	NA	NA	NA

(1)	The amounts set forth in the table assume that termination of the NEO’s employment occurred within 12 months of a Change of Control of the Company for one of the reasons listed in footnote (1) to the table captioned “Potential Payments Upon Termination as of December 31, 2015–Severance Benefits.” If an NEO’s employment were terminated for reasons other than the foregoing, such NEO would not be entitled to receive payments under any Change of Control arrangements with the Company. The material terms of the severance and Change of Control benefits set forth in the agreements that the Company has entered into with each of the NEOs are described in greater detail under “Compensation Discussion Analysis–Change of Control and Severance Arrangements” above.

(2)	The amount set forth as salary represents 200% of annual salary for NEOs (other than the CEO) and is paid in a lump sum after both (i) the completion of a Change of Control and (ii) within twelve months thereafter either an Involuntary Termination (as defined in footnote (1) of the table captioned “Potential Payments Upon Termination as of December 31, 2015–Severance Benefits) by the Company of the NEO’s employment, or a termination by the NEO of his employment pursuant to a Voluntary Termination for Good Reason (as defined in the applicable Management Retention Agreement). The amount set forth as salary for Mr. Singer represents 275% of his annual salary and is paid in a lump sum based on the same criteria as stated above. See “Compensation Discussion and Analysis–Change of Control and Severance Arrangements” above.

(3)	The amount set forth for healthcare represents the current contribution rate paid by the Company for healthcare coverage for up to 12 months.

(4)	Under the terms of the Management Retention Agreements providing for Change of Control benefits, all then unvested service-based restricted shares vest upon the occurrence of an Involuntary Termination within 12 months of a Change of Control. Performance-based restricted shares automatically convert into service-based restricted shares with no performance contingencies, but the vesting requirements (as stated in the applicable management retention agreement) will continue to pertain to the restricted shares; however, in the event of an Involuntary Termination within 12 months of a Change of Control, the restricted shares will immediately vest. The value represents the number of shares that will vest multiplied by $4.55, the closing price of PCTEL common stock on December 31, 2015.

(5)	The Company has calculated the impact of Section 280G of the Code as applied to payments made in connection with a Change of Control (“parachute” payments). No excise tax under Section 280G and 4999 of the Code applies. The assumption used to determine whether an excise tax was required was based on a Change of Control date of December 31, 2015. All equity which was assumed accelerated in such calculation was valued at $4.55 per share.

(6)	Mr. Thakkar joined PCTEL in connection with the acquisition of substantially all of the assets of Nexgen Wireless, Inc. on February 27, 2015 and he resigned effective November 10, 2015.

39

Equity Compensation Plan Information

The following table provides information as of December 31, 2015 about PCTEL common stock that may be issued upon the exercise of options and rights under all of the former and existing equity compensation plans, including the Stock Plan, 1997 Stock Plan, 1998 Director Stock Option Plan, Employee Stock Purchase Plan and the 2001 Stock Plan:

	Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the First Column)
	(#)	($)	(#)
Plan Category
Equity compensation plans approved by stockholders(1)	1,192,637(3)	$7.61(3)	4,179,822
Equity compensation plans not approved by stockholders(2)	50,530	$9.42	—
Total	1,243,167	$7.68	4,179,822

(1)	The 1997 Stock Plan, 1998 Director Stock Option Plan and Employee Stock Purchase Plan were approved by stockholders. The stockholders approved an amendment and restatement of the 1997 Stock Plan at the 2010 annual meeting (which replaced the prior 1997 Stock Plan and the 1998 Director Stock Option Plan), and a further amendment and restatement of the 1997 Stock Plan (renaming it as the “Stock Plan”) at the 2015 annual meeting. No further awards will be made under the 1998 Director Stock Option Plan, but it will continue to govern awards previously granted thereunder.

(2)	The referenced plan is the 2001 Stock Plan which terminated in August 2011.

(3)	The Company is unable to ascertain with specificity the number of securities to be issued upon exercise of outstanding rights under the Employee Stock Purchase Plan or the weighted average exercise price of outstanding rights under the Employee Stock Purchase Plan. The Employee Stock Purchase Plan provides that shares of PCTEL common stock may be purchased at a per share price equal to 85% of the fair market value of PCTEL common stock at the beginning of the offering period or a purchase date applicable to such offering period, whichever is lower.

40

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Since January 1, 2015, the Company has not entered into any transaction, and is not aware of any currently proposed transaction, in which the amount involved exceeds $120,000, and in which any director, NEO, nominee for election as a director, holder of more than 5% of PCTEL common stock, or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest.

Policy Regarding Related Party Transactions

The Company’s Audit Committee adopted a written policy which governs the review and approval of related party transactions in which (i) the aggregate amount of such transaction involves $120,000 or more, (ii) the Company is a party, and (iii) any related person is a party. Related persons include directors, NEOs, stockholders holding in excess of 5% of PCTEL common stock, or any such individual’s immediate family members. Under the policy, all proposed related party transactions involving one or more of the Company’s non-officer employees must be reviewed and approved by the Audit Committee, and all proposed related party transactions involving one or more of the related persons listed above must be reviewed and approved by the Board of Directors. If a proposed related party transaction involves a member of the Board of Directors, such related party transaction must be reviewed and approved by all disinterested members of the Board of Directors.

The Company properly and accurately reports all material related party transactions in accordance with applicable accounting rules, federal securities law, SEC rules and regulations and securities market rules. In determining the materiality of related party transactions, the Audit Committee or Board of Directors primarily considers the significance of the information regarding such related party transactions to the stockholders. All related party transactions involving one of the related persons listed above are presumed material, unless:

•	the aggregate amount does not exceed $120,000;

•	the rates or charges are determined by competitive bids;

•	the transaction involves the rendering of services as a common or contract carrier or a public utility at rates fixed in conformity with law or governmental authority;

•	the transaction involves services as a bank depository of funds, transfer agent, registrar, trustee under a trust indenture, or similar services;

•	the transaction involves indebtedness resulting solely from ordinary business and expense payments, purchase of goods and/or services subject to usual trade terms, and other transactions in the ordinary course of business; or

•	the interest of the related person in the transaction arises solely from such person’s

	-	ownership of PCTEL common stock, if all stockholders received the same benefit on a pro rata basis;

	-	position as a director of another corporation or organization that is a party to the transaction;

	-	ownership of another entity which is a party to the transaction, if all related persons, in the aggregate, own less than 10% of the entity; or

	-	position as a limited partner in a partnership that is a party to the transaction, if such related person (i) is not a general partner of the partnership, (ii) together with all other related persons owns less than 10% of such partnership in the aggregate, and (iii) does not hold any other position in such partnership.

41

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities to file reports of ownership and changes in ownership with the SEC. Officers, directors, and greater than 10% stockholders are also required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on the Company’s review of the copies of such forms received from, and/or written representations from, such reporting persons, the Company believes that during fiscal year 2015 all of the Company’s officers, directors and greater than 10% stockholders complied with all applicable filing requirements, except that one Form 4 reporting one transaction by Mr. Singer was due on September 14, 2015 and was filed on September 15, 2015.

42

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Notwithstanding any statement to the contrary in any of our previous or future filings with the SEC, this report of the Audit Committee of the Board of Directors shall not be deemed “filed” with the SEC or “soliciting material” under the Exchange Act, and shall not be incorporated by reference into any such filings.

The Audit Committee of our Board of Directors currently consists of Mr. Thomsen, Mr. Marini and Mr. Sinder, each of whom meets the NASDAQ independence and experience requirements. The Audit Committee operates under a written charter. Upon the recommendation of the Audit Committee, the Board of Directors adopted the original charter for the Audit Committee in August 1999, and last amended the charter for the Audit Committee on September 21, 2010. A current version of the Audit Committee charter is available on our website at http://investor.pctel.com/documentdisplay.cfm.

The Audit Committee reviews the procedures of management for the design, implementation and maintenance of a comprehensive system of disclosure controls and procedures focused on the accuracy of our financial statements and the integrity of our financial reporting systems and disclosures contained in our periodic reports. As part of this review, the Audit Committee discusses with management and our independent auditors their evaluation of the effectiveness of our internal control over financial reporting, including improvements to our internal control that may be warranted. The Audit Committee provides our Board of Directors with the results of the Committee’s examinations and recommendations and reports to the Board of Directors as the Committee may deem necessary to make the Board of Directors aware of significant financial matters that require the Board of Directors’ attention.

The Audit Committee does not conduct auditing reviews or audit procedures. The Audit Committee relies on management’s representation that our financial statements have been prepared accurately and in conformity with United States generally accepted accounting principles and on the representations of the independent auditors included in their report on our financial statements and on the effectiveness of our internal control over financial reporting. The Audit Committee has also adopted a written policy that is intended to encourage our employees to bring to the attention of management and Audit Committee any complaints regarding the integrity of our internal financial controls or the accuracy or completeness of financial or other information related to our financial statements.

The Audit Committee reviews reports and provides guidance to our independent registered public accounting firm with respect to their annual audit and approves in advance all audit and non-audit services provided by our independent registered public accounting firm in accordance with applicable regulatory requirements. The Audit Committee also considers, in advance of the provision of any non-audit services by our independent registered public accounting firm, whether the provision of such services is compatible with maintaining the independence of the external auditors.

In accordance with its responsibilities, the Audit Committee has reviewed and discussed with management the audited financial statements for the year ended December 31, 2015 and the process designed to achieve compliance with Section 404 of the Sarbanes-Oxley Act of 2002. The Audit Committee has also discussed with Grant Thornton LLP the matters required to be discussed by Public Company Accounting Oversight Board Standard 16, Communications with Audit Committees (AS16). The Audit Committee has received the written disclosures and the letter from Grant Thornton LLP required by Rule 3526, Communication with Audit Committees Concerning Independence, required by the Public Company Accounting Oversight Board and has discussed with Grant Thornton LLP its independence.

Based on these reviews and discussions, the Audit Committee recommended to our Board of Directors that our audited financial statements for the year ended December 31, 2015 be included in our Annual Report on Form 10-K.

Respectfully submitted by:

The Audit Committee

Carl A. Thomsen (chair)
Giacomo Marini
M. Jay Sinder

43

OTHER MATTERS

We know of no further matters to be submitted at the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the Board of Directors may recommend.

THE BOARD OF DIRECTORS

Dated: May 4, 2016

44

PCTEL,   INC.
471 BRIGHTON DRIVE
BLOOMINGDALE,   IL   60108

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off or meeting date. Have your proxy card in hand when you call and follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

		For	Withhold	For All	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:		All	All	Except

1.	Election of Directors	☐	☐	☐

Nominees

01 Gina Haspilaire 02 M. Jay Sinder

The Board of Directors recommends you vote FOR proposals 2 and 3.						For	Against	Abstain

2.	Non-binding advisory vote to approve the Company’s named executive officer compensation.					☐	☐	☐

3.	The ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016.					☐	☐	☐

NOTE: Giving your proxy also means that you authorize the persons named as proxies to vote in their discretion on any other matter properly presented at the meeting or any postponement or adjournment thereof.

			Yes	No

Please indicate if you plan to attend this meeting			☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date			Signature (Joint Owners)	Date
0000285495_1     R1.0.1.25

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/ are available at www.proxyvote.com

PCTEL, INC. Annual Meeting of Stockholders June 14, 2016 at 4:30 PM This proxy is solicited by the Board of Directors

The stockholders hereby appoint Martin H. Singer and John W. Schoen, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of PCTEL, INC. that the stockholders are entitled to vote at the Annual Meeting of Stockholders to be held at 4:30 PM, EDT on June 14, 2016, at the Millennium Broadway Hotel, 145 West 44th Street, New York, New York 10036, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on reverse side

0000285495_2     R1.0.1.25